UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TuSimple Holdings Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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9191 Towne Centre Drive
Suite 150
San Diego, California 92122
October 30, 2023
To the Stockholders of TuSimple Holdings Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of TuSimple Holdings Inc., a Delaware corporation (the “Company”), that will be held on Wednesday, December 13, 2023 at 8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/TSP2023. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings for our stockholders and the Company.
Details regarding virtual admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully. On or about October 30, 2023, we provided our proxy materials to our stockholders over the Internet at ir.tusimple.com. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. We encourage you to read this information carefully.
At the Annual Meeting, you will be asked to:
a.	elect seven directors to our Board of Directors;
b.	ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
c.	approve, on a non-binding advisory basis, the frequency of the non-binding advisory vote on executive compensation; and
d.	transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
The accompanying Notice of the 2023 Annual Meeting of Stockholders describes these matters.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone, or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions using one of these voting options.
Thank you for your ongoing support of TuSimple.
Very truly yours,

Mo Chen
Executive Chairman of TuSimple's Board of Directors

TuSimple Holdings Inc.
9191 Towne Centre Drive, Suite 150
San Diego, CA 92122
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 13, 2023
Time and Date:	Wednesday, December 13, 2023 at 8:00 a.m. Pacific Time.

Place:
The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TSP2023.

Record Date:	October 23, 2023

Voting:
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented.

Items of Business:
Agenda Item	Proposal	Board’s Vote Recommendation
PROPOSAL ONE
To consider and vote upon the election of seven of our existing directors, named in this proxy statement, to serve as members of TuSimple’s Board of Directors until the annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified.
“FOR EACH COMPANY NOMINEE”
PROPOSAL TWO	To consider and vote upon ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	“FOR”
PROPOSAL THREE	To approve, on a non-binding advisory basis, the frequency of the non-binding advisory vote on executive compensation.	“ONE YEAR”
You are entitled to vote if you were a stockholder of record as of the close of business on October 23, 2023. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented.
These items of business are more fully described in the proxy statement accompanying this notice.
By order of the board of directors,

San Diego, California, October 30, 2023
Evan Dunn
General Counsel, Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 13, 2023: A Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and accompanying form of proxy card are being made available on or about October 30, 2023. This proxy statement and our annual report for the fiscal year ended December 31, 2022 are available free of charge at www.proxyvote.com.

i

TuSimple Holdings Inc.
9191 Towne Centre Drive, Suite 150
San Diego, CA 92122
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION REGARDING SOLICITATION AND VOTING
As used in this proxy statement, the terms “TuSimple,” the “Company,” “we,” “us,” and “our” mean TuSimple Holdings Inc., a Delaware corporation, and its subsidiaries unless the context indicates otherwise.
This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders (the “Annual Meeting”) to be held at 8:00 a.m. Pacific Time on Wednesday, December 13, 2023, and any postponements or adjournments thereof. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. We have adopted a virtual meeting format for our Annual Meeting because we believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings for our stockholders and the Company.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
You will be able to attend the Annual Meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/TSP2023 and entering your 16-digit control number included in the Notice. Beginning on or about October 30, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, follow the instructions from your broker or bank.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending the Notice to our stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. The Notice is being mailed to stockholders on or about October 30, 2023. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. In addition, brokers, banks, and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly, and mailing of the proxy materials and the solicitation of proxies and, upon request, will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock. No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement does not imply that the information herein has remained unchanged since the date of this proxy statement.
TuSimple Holdings Inc.
TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in the United States (“U.S.”) and the Asia-Pacific region (“APAC”). Founded in 2015, we are working to revolutionize the estimated $4 trillion global truck freight market by developing proprietary technologies that enable the scaled development and deployment of autonomous freight transportation. We believe that our full-stack L4 autonomous driving technology and our Autonomous Freight Network (“AFN”) will make global trucking safer, more efficient, and environmentally friendly.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is:
1.
To consider and vote upon the election of seven of our existing directors, named in this proxy statement, to serve as members of TuSimple’s Board of Directors until the annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified (“Proposal One”);

2.	To consider and vote upon ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Two”); and
3.	To approve, on a non-binding advisory basis, the frequency of the non-binding advisory vote on executive compensation (“Proposal Three”).
The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the proxy holders named on the proxy card or their substitutes, to vote on any other business that may properly come before the Annual Meeting. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
Agenda Item	Proposal	Board’s Vote Recommendation
PROPOSAL ONE
To consider and vote upon the election of seven of our existing directors, named in this proxy statement, to serve as members of TuSimple’s Board of Directors until the annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified.
“FOR EACH COMPANY NOMINEE”
PROPOSAL TWO	To consider and vote upon ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	“FOR”
PROPOSAL THREE	To approve, on a non-binding advisory basis, the frequency of the non-binding advisory vote on executive compensation.	“ONE YEAR”
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
What will constitute a quorum at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws, or bylaws, and Delaware state law. The presence, virtually or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting.
Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the Record Date and have returned a valid proxy or attend the virtual Annual Meeting in by means of remote communication, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker Non-Votes will also be counted as present for purposes of determining the presence of a quorum.

Except as otherwise expressly provided by our amended and restated certificate of incorporation, or certificate of incorporation, or bylaws, the holders of shares of our Class A Common Stock and our Class B Common Stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of TuSimple. Each holder of Class A Common Stock will have the right to one vote per share while each holder of Class B Common Stock will have the right to ten votes per share. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“abstain”) with respect to a particular matter.
Under the General Corporation Law of the State of Delaware and our bylaws, abstentions and Broker NonVotes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
If the shares present by means of remote communication or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting to a date not more than 120 days after the Record Date without notice other than announcement at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
The close of business on October 23, 2023 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 205,890,683 shares of the Company’s class A common stock (“Class A Common Stock”) and 24,000,000 shares of the Company's Class B Common Stock (“Class B Common Stock”) outstanding. The holders of our Class A Common Stock have the right to one vote for each share of Class A Common Stock they held as of the Record Date. The holders of our Class B Common Stock have the right to ten votes for each share of Class B Common Stock they held as of the Record Date. The holders of our Class A Common Stock and Class B Common Stock are voting as a single class on all matters presented at the Annual Meeting.
Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, under applicable rules of the Nasdaq Stock Market LLC (the “Nasdaq”), you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
How do I vote?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. You may authorize your proxy in the following ways:
•	Via the Internet by following the instructions provided in the Notice;
•	If you request printed copies of the proxy materials by mail, by filling out the proxy card included with the materials; or
•	By calling the toll-free number found on the proxy card or the Notice.
Shares held in your name as the stockholder of record may be voted electronically through the virtual meeting portal during the Annual Meeting. You may vote electronically at the Annual Meeting by going to www.virtualshareholdermeeting.com/TSP2023 and using your unique control number that was included in the Notice that you received in the mail to log in. You will need your unique control number to authenticate into the Annual Meeting. Shares held beneficially in street name may be voted virtually at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.
What happens if I do not give specific voting instructions?
Stockholder of record – Proxies properly authorized via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is authorized but voting directions are not made, the proxy will be voted “FOR” each of the seven director nominees, “FOR” the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and “FOR” the approval of the frequency of the vote on executive compensation. With respect to any other matters properly presented for a vote at the Annual Meeting, the persons named as proxy holders will vote your shares in the manner that the proxy holders may determine in their discretion. If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Beneficial owners - If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares.
For this current Annual Meeting, this year’s ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two) is a routine matter and your broker may vote on this matter. The election of directors (Proposal One) and the non-binding advisory vote on the frequency of vote on executive compensation (Proposal Three) are not “routine” matters. For those matters, brokers, banks, or other nominees shall follow their clients’ instructions. If no instructions are received, brokers, banks, or other nominees are precluded from voting on these matters. This is referred to as a “broker non-vote” (the “Broker Non-Vote”).
How many votes are needed for the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
Proposal One: Pursuant to our bylaws, in an uncontested election, the seven director nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the director candidates receiving the most “FOR” votes are elected. In elections where company directors are running unopposed, a director elected by a plurality can win an election regardless of the number of “FOR” votes received or of whether the number of votes “AGAINST” exceed the number of votes “FOR.”
Proposals Two and Three: You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposals Two and Three. To be approved, each proposal must receive the affirmative vote of a majority of the votes cast, by means of remote communication or by proxy, at the Annual Meeting.
Abstentions and Broker Non-Votes, if any, will not be counted as votes cast on Proposals One and Three and will have no effect on the result of these votes. Proposal Two is considered a “routine” matter and a broker, bank, or other nominee will be permitted to exercise his or her discretion. Abstentions on Proposal Two will not be counted as votes cast and will have no effect on the results of this vote.
Can I change or revoke my vote after I have voted?
Subject to any rules your broker, trustee, or nominee may have, you may change or revoke your proxy at any time prior to it being exercised. If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (ii) voting electronically during the Annual Meeting at www.virtualshareholdermeeting.com/TSP2023 when you enter your unique control number (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, please contact your broker, trustee, or other nominee for instructions on how to change your vote.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TuSimple or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final results within four business days after the Annual Meeting.
How can I ask questions at the Annual Meeting?
Stockholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Following the presentation of all proposals at the Annual Meeting, we will answer as many stockholder-submitted questions as time permits. If we receive substantially similar questions, we will group the questions together and provide a single response to avoid repetition. We will not answer any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste.
Who will serve as inspector of elections?
The inspector of elections will be a representative from American Election Services.
What is the process to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
You may submit proposals, including director nominations, for consideration at future stockholder meetings. To be considered for inclusion in the Company's proxy materials for the 2024 Annual Meeting of Stockholders, your proposal must be submitted in writing by July 2, 2024 to TuSimple's Corporate Secretary at 9191 Towne Centre Drive, Suite 150, San Diego, CA 92122 and comply with the requirements in our bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Proposals to be presented at our 2024 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement must be submitted no earlier than 5:00 p.m. Pacific Time on August 15, 2024 and no later than 5:00 p.m. Pacific Time on September 14, 2024.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to TuSimple's Corporate Secretary at 9191 Towne Centre Drive, Suite 150, San Diego, CA 92122. To the extent that any information required by Rule 14a-19 is not required under our Bylaws to be included with your notice, we must receive such additional information by October 14, 2024.
You also may recommend candidates to our board of directors for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth below in the section “Board of Directors and Corporate Governance - Director Nominations Process.”
What does it mean if multiple members of my household are stockholders but we only received one Notice in the mail?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, fees, and the impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to TuSimple's Corporate Secretary at 9191 Towne Centre Drive, Suite 150, San Diego, CA 92122. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
Who can help answer my questions?
If you have any questions regarding this information or the proxy materials, please visit our website at https://ir.tusimple.com or contact our investor relations department by telephone at (619) 916-3144 or by email at ir@tusimple.ai.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
The Board recommends that you vote as follows:
Agenda Item	Proposal	Board’s Vote Recommendation
PROPOSAL ONE
To consider and vote upon the election of seven of our existing directors, named in this proxy statement, to serve as members of TuSimple’s Board of Directors until the annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified.
“FOR EACH COMPANY NOMINEE”
PROPOSAL TWO	To consider and vote upon ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	“FOR”
PROPOSAL THREE	To approve, on a non-binding advisory basis, the frequency of the non-binding advisory vote on executive compensation.	“ONE YEAR”
How to Vote
Internet
www.virtualshareholdermeeting.com/TSP2023
Attend our annual meeting virtually by logging into the virtual annual meeting website and vote by following the instructions provided on the website.
Telephone
1-800-690-6903
Mail
Mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
The Company's board of directors (the “Board”) currently consists of seven directors. The seven persons named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualify.
Our board of directors has nominated seven of the current directors: Mo Chen, Cheng Lu, James Lu, Wendy Hayes, Michael Mosier, J. Tyler McGaughey, and Zhen Tao for election at the Annual Meeting. The ages of the nominees for director as of the Annual Meeting, their positions and offices held with the Company, and other biographical information are set forth below.
Based on its review of the relationships between the director nominees and the Company, the Board has determined that all of our directors, other than Cheng Lu, our Chief Executive Officer, and Mo Chen, who currently holds 58% of the total company’s voting power, are independent under applicable SEC and NASDAQ rules.
Under the our policies and procedures for director candidates, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our stockholders.
The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board.
Our Board is not currently classified and will not be classified into three classes of directors until the time after the Annual Meeting when the outstanding shares of our Class B Common Stock represent less than 40% of the total voting power of our common stock (the “Voting Threshold Date”). Following the Voting Threshold Date, our Board will be classified into three classes of directors, each of whom will hold office for a three-year term.
Each person nominated for election has consented to being named in this proxy statement and to serve if elected. Directors are elected by a plurality of the votes properly cast in person or by proxy at the meeting. This means that nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. However, if you are a street name stockholder, which means that your shares are held by a broker, bank, or other nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.
Nominees at the Annual Meeting
The table below provides information about the directors nominees at the annual meeting:
Name	Age	Position(s) with TuSimple
Mo Chen	39	Executive Chairman of the Board
Cheng Lu	40	Chief Executive Officer and Director
Wendy Hayes	53	Director
James Lu	41	Director
Michael Mosier	50	Director
J. Tyler McGaughey	44	Director
Zhen Tao	43	Director
Information Regarding the Nominees
Mo Chen is our co-founder and Executive Chairman of the Company's Board. Previously, Mr. Chen served as the Company’s Executive Chairman from September 2020 to June 2022 and as a member of the Board from 2015 to June 2022. Mr. Chen served as the Company’s Chief Executive Officer from our inception in 2015 to September 2020. Prior to founding the Company, Mr. Chen served as founder and chief executive officer at Deep

Blue Brothers, an online gaming platform. Prior to that, he served as a founder of startups in the fields of traditional and online advertising and used car online marketplaces. Mr. Chen is also a founder of Hydron Inc. He has more than 12 years of entrepreneurship and management experience. Mr. Chen is a Canadian citizen. We believe that Mr. Chen should serve as a member of our Board because he is experienced in founding, leading, and managing technology companies.
Cheng Lu has served as our Chief Executive Officer and as a director since November 2022 and served as the Company’s President from January 2019 to March 2022, as Chief Executive Officer from September 2020 to March 2022, and as a member of the Board from June 2020 to March 2022. Cheng Lu also served as the Company’s Chief Financial Officer from January 2019 to December 2020. Cheng Lu has more than 15 years of experience in operations, strategy, and corporate finance. Prior to joining the Company, from 2016 to 2019, Cheng Lu served as co-founder and chief operating officer of KCA Capital Partners, a growth equity investment fund. Prior to KCA Capital Partners, Cheng Lu was a private equity investor. Cheng Lu holds a B.S. in computer science and economics from the University of Virginia, and an M.B.A. from Harvard Business School. Cheng Lu is an American citizen. We believe that Cheng Lu should serve as a member of our Board because of his leadership experience with our company and his background in corporate finance and strategy.
Wendy Hayes has served as a director on our Board since December 2022. Ms. Hayes brings to TuSimple extensive financial and business oversight experience. Ms. Hayes has served as an independent director of SharkNinja Inc. since July 2023, Apollomics Inc. since March 2023, SciClone Pharmaceuticals (Holdings) Limited since March 2021, Gracell Biotechnologies Inc. since January 2021, iHuman Inc. since October of 2020, Burning Rock Biotech Limited since June 2020, and Tuanche Limited since November 2018. Between May 2013 and September 2018, Ms. Hayes served as the inspections leader at the Public Company Accounting Oversight Board in the United States. Prior to that, Ms. Hayes was an audit partner at Deloitte (China), having worked in various Deloitte global offices. Ms. Hayes is a certified public accountant in the United States (California) and in China. We believe that Ms. Hayes is qualified to serve as a member of our Board because of her extensive financial and accounting expertise and business oversight experience.
James Lu has served as a director on our Board since December 2022. James Lu is the founding partner of Joffre Capital, a global investment firm focused on consumer software, technology, and internet businesses, where he has served since June 2017. James Lu served as the director, chairman, and chief executive officer of Life Concepts Holdings Limited, an investment company, from October 2018 to June 2023. James Lu has served as the Chairperson of Grindr (NSYSE: GRND) since June 2020. James Lu also has served as a Director of Fusion Media Limited, an Internet publishing company, since February 2021, and a Director of Global Commerce Technology Limited, a software development company, since February 2022. James Lu previously served as the Vice President of content ecosystems at Baidu, Inc. from 2015 to 2017, and as the Global Head of Amazon Marketing Services (now Amazon Advertising) from 2011 to 2015. James Lu was a founding member and director of product management at Chegg, Inc., a textbook rental company, from 2007 to 2011. In 2006, James Lu founded Yoolin, a social network, and served as its Chief Executive Officer from 2006 to 2007. James Lu received his Bachelor of Science and Master of Science in Electrical Engineering and Computer Science from the University of Michigan. We believe that James Lu is qualified to serve as a member of our Board because of his business experience, technical knowledge, and experience in the technology industry.
Michael Mosier has served as a director on our Board since December 2022. He has vast experience in advanced technology as well as the federal government across national security-related roles, including at the U.S. Department of Treasury, U.S. Department of Justice, and White House National Security Council. Mr. Mosier is a co-founder of Arktouros PLLC, a legal boutique dedicated to emergent technology, since January 2022. He is a partner at ex/ante, an early-stage venture fund investing in technology that advances democratic resilience and personal sovereignty, since March 2023. From August 2021 through March 2023, Mr. Mosier served as the General Counsel of Espresso Systems, a cryptography and distributed private computation company. Prior to that, Mr. Mosier served as the Acting Director, from April 2021 to August 2021, Deputy Director/Digital Innovation Officer, from February 2020 to March 2021, and Chief of Strategic Advancement, from April 2018 to June 2019, at the Financial Crimes Enforcement Network, U.S. Department of the Treasury. Mr. Mosier also served as the Counselor (Cybersecurity & Emerging Technology) to the Deputy Secretary of the U.S. Department of Treasury, from March 2021 to April 2021. Mr. Mosier served as the Chief Technical Counsel at Chainalysis Inc., from June 2019 to February 2020. Mr. Mosier also served as Associate Director of the Office of Foreign Assets Control, U.S. Department of the Treasury, from June 2015 to April 2018. We believe that Mr. Mosier is qualified to serve as a member of our Board because of his extensive experience in national and investment security issues.
J. Tyler McGaughey has served as a director on our Board since March 2023. Beginning in March 2021, Mr. McGaughey has been a partner at a law firm in Washington, D.C., where he advises investment funds and companies on compliance with national security laws and regulations, with a particular focus on matters involving CFIUS. From October 2019 to January 2021, Mr. McGaughey served as the Deputy Assistant Secretary for Investment Security at the U.S. Department of the Treasury, where he was responsible for managing CFIUS’s day-to-day operations. From November 2014 to October 2019, Mr. McGaughey served at the U.S. Attorney’s Office as an Assistant U.S. Attorney in the Eastern District of Virginia (Alexandria Division), where he prosecuted a wide range of criminal offenses in federal district court. During his final year at the U.S. Attorney’s Office, Mr. McGaughey was detailed to the White House Counsel’s Office, where he served as an Associate Counsel to the President. At the White House, Mr. McGaughey worked on congressional oversight and national security matters. Before finishing his law degree, from 2001 to 2006, Mr. McGaughey served as an infantry officer in the Marine Corps. Mr. McGaughey received his Bachelor’s in Arts from the University of Virginia and his Juris Doctor from Yale University. We believe that Mr. McGaughey is qualified to serve as a member of our Board because of his extensive government service and deep expertise in regulatory compliance.
Zhen Tao has served as a director on our Board since March 2023. Ms. Tao has served as a Senior Partner at Third Square Capital Management, an investment firm focused on global consumer-driven, long-term growth companies since April 2019. Prior to that, from February 2012 to March 2017, Ms. Tao worked as a managing director for Summitview Capital and, from October 2010 to January 2012, as a partner for Ariose Capital. Ms. Tao also serves as the South Pasadena City Treasurer where she oversees the city's investment portfolio and provides independent oversight for its finances. Ms. Tao received her Bachelor's Degree in Economics from the Wharton School of the University of Pennsylvania. We believe that Ms. Tao is qualified to serve as a member of our Board because of her extensive investment management, investment banking, and capital markets experience.
Key Skills
SKILLS	Mo Chen	Wendy Hayes	Michael Mosier	James Lu	Zhen Tao	J. Tyler McGaughey	Cheng Lu
Executive Leadership	X	X		X			X
Financial Expertise		X		X	X		X
Investment		X		X	X		X
Technology	X		X	X			X
Risk and Compliance			X			X
Legal, Regulatory and Public Policy		X	X			X
Environmental / Social/ Governance					X	X
There are no family relationships among any of our directors or executive officers. See “Board of Directors and Corporate Governance” below for additional information regarding our board of directors.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE SEVEN DIRECTOR NOMINEES.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Company's audit committee of our Board (the “Audit Committee”), which is composed entirely of independent directors, has selected the firm of UHY LLP (“UHY”), independent registered public accountants, to audit our financial statements for the year ending December 31, 2023.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of UHY as our independent registered public accounting firm for the year ending December 31, 2023. Our Audit Committee is submitting the selection of UHY to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of UHY will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
The ratification of the selection of UHY requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote thereon.
Principal Accounting Fees and Services
The following table sets forth all fees incurred for professional audit services and other services rendered by the Company’s previous auditor, KPMG LLP, during the years ended December 31, 2021 and 2022 (in thousands):
	2021	2022
Audit Fees(1)	$930	$1,198
Audit-Related Fees(2)	—	—
Tax Fees(3)	93	119
All Other Fees(4)	—	—
Total Fees	$1,023	$1,317
(1)
Audit Fees: This category includes fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings. This category also includes fees for services incurred in connection with our initial public offering.

(2)	Audit-Related Fees: No such fees were incurred.
(3)	Tax Fees: This includes fees for transfer pricing services and consultation on tax matters.
(4)	All Other Fees: No such fees were incurred.
Change of Independent Registered Public Accounting Firm
As disclosed in our Current Report on Form 8-K, filed on May 11, 2023 with the SEC, on May 10, 2023, our Audit Committee approved the appointment of UHY as the Company’s new independent registered public accounting firm. During the Company’s two most recent fiscal years (fiscal years ended December 31, 2021 and December 31, 2022) and the subsequent interim period through May 10, 2023, neither the Company nor anyone on its behalf consulted UHY regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee, or the chair, if such approval is needed between meetings of the audit committee, generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
The information contained in the following report of TuSimple’s audit committee is not considered to be “soliciting material,” “filed,” or “incorporated by reference” in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that TuSimple specifically incorporates it by reference.
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has determined that Wendy Hayes is an “audit committee financial expert,” as that term is defined under Item 407(d) of Regulation S-K.
The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company's website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company's financial statements and effectiveness of internal controls over financial reporting and the performance, and qualification and independence of the Company's independent registered public accounting firm.
The Company's management prepares the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company's management, its auditors, and other advisors.
The Audit Committee has reviewed and discussed with TuSimple’s management and UHY LLP the audited consolidated financial statements of TuSimple for the year ended December 31, 2022. The audit committee has also discussed with UHY LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from UHY LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with UHY LLP its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in TuSimple’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the board of directors:
Wendy Hayes
James Lu
Zhen Tao

PROPOSAL THREE

THE NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
EXECUTIVE COMPENSATION VOTE
The Dodd-Frank Act enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.
After careful consideration, our Board has determined that a non-binding vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore recommends that you vote for a one-year interval for non-binding votes on executive compensation.
In formulating its recommendation, our Board considered that since compensation decisions are made annually, an annual advisory vote on executive compensation will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies, and practices. An annual approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period. However, we understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below:
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the other related disclosure.”
The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, this vote is advisory and is not binding on the Company, the Compensation Committee, or our Board. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
Vote Required
The approval of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers will be considered the advisory vote of our stockholders. You may vote to hold such advisory votes every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “ONE YEAR” AS THE FREQUENCY
OF FUTURE STOCKHOLDER VOTES, ON A NON-BINDING ADVISORY BASIS,
ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding the Company’s current directors and executive officers. There is no family relationship between or among any of the current directors or executive officers, and the Company is not aware of any arrangement or understanding between any current director or executive officer and any other person pursuant to which he or she was elected to his or her current position, except as described under “Voting Agreement” below.
Name	Age	Position(s) with TuSimple
Mo Chen	39	Executive Chairman of the Board
Cheng Lu	40	Chief Executive Officer and Director
Eric Tapia	46	Chief Financial Officer
Wendy Hayes	53	Director
James Lu	41	Director
Michael Mosier	50	Director
Tyler McGaughey	44	Director
Zhen Tao	43	Director
For the background and business experience of our directors and director nominees, including Cheng Lu, our current CEO, see “Proposal One – Election of Directors – Information Regarding the Nominees.” Set forth below is a brief description of the background and business experience of our current chief financial officer:
Eric Tapia has served as our Chief Financial Officer since December 2022, our interim Chief Financial Officer from June 2022 until December 2022, and our Vice President, Global Controller from May 2021 until June 2022. Mr. Tapia brings more than 20 years of experience working in finance, controllership, audit, and interacting with public companies’ Boards and Audit Committees. Before TuSimple, Mr. Tapia was the VP Controller of W.W. Grainger, Inc. (NYSE: GWW), a supplier and distributor of maintenance, repair, and operating products. In this role, Mr. Tapia led large multi-country teams and was responsible for Grainger’s global controllership and tax operations, financial reporting (internal/managerial, SEC reporting, external audits), financial operations, and internal controls. Previously, Mr. Tapia served as Grainger’s Vice President, Internal Audit, and, before joining Grainger in 2010, Mr. Tapia was an audit partner with KPMG. Mr. Tapia is a Certified Public Accountant and holds an accounting degree from the University of Puerto Rico and an M.B.A. from Duke University’s Fuqua School of Business.
Voting Agreement
As previously disclosed, on November 9, 2022, the Company’s stockholders White Marble LLC and White Marble International Limited (collectively, the “Principal Parties”) (i) granted Mr. Chen, who is currently the Executive Chairman of the Board, an irrevocable proxy (the “Proxy”) pursuant to which Mr. Chen has the right to exercise, in his sole discretion, each shareholder’s rights to vote, consent, or waive any rights attaching to all equity securities of the Company beneficially owned by the Principal Parties, including with respect to election of directors, and (ii) entered into a voting agreement (the “Voting Agreement”) with Mr. Chen, pursuant to which the Principal Parties will vote, or cause to be voted, all equity securities of the Company beneficially owned by the Principal Parties as directed by Mr. Chen at any regular or special meeting of the Company’s stockholders or in connection with any written consent of the Company’s stockholders. The Proxy will remain in effect until the earlier to occur of (i) the two-year anniversary of the date of the Proxy and (ii) mutual agreement among Mr. Chen and the Principal Parties in writing to terminate the Proxy. The Voting Agreement will be terminated upon mutual agreement among Mr. Chen and the Principal Parties. Based on a joint Schedule 13D filed on November 15, 2022 by Mr. Chen, THC International Limited, Mo Star LLC, Brown Jade Holding Limited, and Gray Jade Holding Limited, no monetary consideration was given or received by any party in exchange for executing the Proxy or the Voting Agreement.
Section 16(a) Beneficial Ownership Reporting Compliance
Compliance with Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that, during 2022, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders were in compliance with Section 16(a).
CORPORATE GOVERNANCE
Our Board believes that our corporate governance structure aligns the Company’s interests with those of our stockholders. Notable features of our corporate governance structure that evidence our commitment to good corporate governance include the following, among others:
•	our Board is not staggered, with each of our directors subject to re-election annually;
•
of the seven persons who serve on our Board, five, or 71% of our directors, have been determined by us to be independent for purposes of the NASDAQ’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	we have a clawback provision in our equity compensation plan and equity award agreements;
•	we prohibit officers, directors, and employees from engaging in short sales and hedging of our securities;
•	we restrict the holding of our securities in margin accounts or otherwise pledging our securities as collateral by our officers, directors, and employees, with limited exceptions;
•	we do not use corporate funds for political or charitable donations; and
•	we are committed to diversity, with 30% of our Board being female and 71% of our Board consisting of underrepresented groups.
Code of Conduct and Corporate Governance Guidelines
Our Board has adopted a Code of Conduct and Corporate Governance Guidelines (collectively, the “Governance Documents”). Both documents apply to all of our employees, officers, and directors, as well as all of our contractors, consultants, suppliers, and agents in connection with their work for us. Our Governance Documents address, among other things, legal compliance, conflicts of interest, corporate opportunities, protection and proper use of Company assets, confidential and proprietary information, integrity of records, and compliance with accounting principles. The full text of the Governance Documents has been posted on our website. We intend to disclose future amendments to, or waivers of, the Governance Documents, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings.
Transactions in the Company's Securities
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees, and agents (such as consultants and independent contractors), as well as certain family members, economic dependents, and any other individuals or entities whose transactions in securities such individual influences, directs, or controls. Under this policy, such individuals are prohibited from transacting in publicly-traded options, such as puts and calls, and other derivative securities with respect to TuSimple's securities, and such prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding TuSimple securities. Stock options, restricted stock units, restricted stock, stock appreciation rights, and other securities issued pursuant to TuSimple's benefit plans or other compensatory arrangements with TuSimple are not subject to this prohibition. In addition, for the three years following the date of the closing of our initial public offering, individuals subject to the Insider Trading Policy may (i) pledge up to 15% of the total number of shares of our common stock that such individuals beneficially own as collateral for loans and (ii) hold up to 15% of the total number of shares of our common stock that such individuals own in margin accounts.
Corporate Responsibility and Diversity
We pride ourselves on the talent, passion, and dedication of our employees, who are united in our goal to revolutionize the global freight market.
Apart from culture and career development, we offer a robust benefits package. This package includes vacation days, paid parental leave, 40l(k) matching contributions, performance bonuses, and a premier health plan for employees and their dependents. We also regularly survey and host roundtables with our employees to better understand their needs and perspectives.

Diversity
Diversity is one of our company core values and we believe in creating an inclusive Board. Our Board values having a board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company's activities, and functional, geographic, or cultural backgrounds. The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules). As we pursue future Board recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board.
Board Diversity Matrix (as of August 8, 2023)
Part I: Gender Identity	Number of Directors
Female	2
Male	5
Non Binary	0
Did Not Disclose Gender	0
Part II: Demographic Background
African American or Black	0
Alaskan Native or Native American	0
Asian	5
Hispanic or Latinx	0
Native Hawaiian or Pacific Islander	0
White	2
Two or More Races or Ethnicities	0
Did Not Disclose Demographic Background	0
Total Number of Directors	7
OUR BOARD OF DIRECTORS
Board Leadership Structure
Our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, auditing matters, and cybersecurity risks; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; our Nominating and Corporate Governance committee oversees the management of risks associated with director independence, conflicts of interest, composition, and organization of our Board, and director succession planning; and our Government Security Committee oversees the management of risks related to security and compliance with the Company's National Security Agreement (the “NSA”).
Our Board oversees our business and monitors the performance of the Company’s management. The Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives, and our external advisors, such as legal counsel, outside auditors, investment bankers, and other consultants, by reviewing the reports and other materials provided by management and by participating in Board and committee meetings.
Our Board currently consists of seven members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation, or removal.

Meetings of the Board of Directors and Annual Meetings of Stockholders
The full board of directors met fifteen times during the year ended December 31, 2022. No director attended fewer than 75% of the total number of meetings of the Board or of any committees of the Board of which he or she was a member during the year ended December 31, 2022. The Company encourages its directors to attend the Annual Meeting of Stockholders. All of the directors then serving on the Board attended the Company’s 2022 annual meeting of stockholders.
Director Independence
Our Board has assessed the independence of each director, as defined in the listing standards of Nasdaq Listing Rules and applicable laws. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that all members of our Board, except Messrs. Mo Chen and Cheng Lu, are independent. In making such independence determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our capital stock. The composition and functioning of our Board and each of our committees comply with all applicable requirements of and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.
As disclosed in our Current Report on Form 8-K, filed on November 16, 2022 with the SEC, we are a “controlled company” under the Nasdaq Listing Rules due to the fact that Mr. Chen beneficially owns more than 50% of the Company's voting power. As of October 2023, Mr. Chen beneficially owns approximately 58% of the voting power of the outstanding common stock. Under these Nasdaq Listing Rules, a company of which more than 50% of the voting power in the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the board of directors consist of independent directors and (ii) the board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors.
These exemptions do not modify the independence requirements for our Audit Committee and we are compliant with Nasdaq Listing Rules, as well as SEC rules, for our Audit Committee and our Nominating and Corporate Governance Committee. Currently, our Compensation Committee is not composed entirely of independent directors, as permitted under the exemption stated above. We maintain the option to fully utilize these exemptions as a “controlled company.” In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Stockholder Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to a particular director by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication.
Our Corporate Secretary will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then our Corporate Secretary may forward the communication to the executive officer or chair of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company's policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, our policies, or our Governance Documents.

Board Committees
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Government Security Committee (the “GSC”). Our Board may establish other committees to facilitate the management of our business. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Board of directors. Charters for each regular committee of our Board are posted on our website.
The Audit Committee must have at least three directors; the Compensation Committee, the GSC, and the Nominating and Governance Committee must each have at least two directors. Members serve on these standing committees until their resignation or until otherwise determined by our Board. The following table is a summary of our committee structure and members on each of our standing committees as of October 2023:
Board Member	Audit	Compensation	Nominating and Corporate Governance	Government Security
Mo Chen (Chair)		X
Cheng Lu
James Lu	X	Chair	Chair
Wendy Hayes	Chair		X	X
Michael Mosier				X
J. Tyler McGaughey				Chair and Security Director
Zhen Tao	X
Audit Committee
Each member of our Audit Committee is independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. The current members of our Audit Committee are: Ms. Wendy Hayes, serving as the Audit Committee's chair, Mr. James Lu, and Ms. Zhen Tao. Our Board has determined that Ms. Hayes is qualified as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Global Select Market. Our Audit Committee met fourteen times in 2022.
The primary responsibilities of our Audit Committee are: (i) assisting our Board with its oversight of the integrity of our financial statements, legal and regulatory compliance, and risk management, as they related to financial statements or accounting matters, and the implementation, adequacy, and effectiveness of our internal audit function; (ii) reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures; (iii) discussing with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope, and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements, and, as appropriate, initiates inquiries into certain aspects of our financial affairs; (iv) establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters; (v) managing the appointment, compensation, performance, independence, and scope, among others, of the work of our independent registered public accounting firm and for overseeing cybersecurity risks and compliance; (vi) sole authority for approving the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with the independent auditor; and (vii) reviewing and overseeing all related person transactions in accordance with our policies and procedures.
Compensation Committee
Our Compensation Committee operates under a formal written charter and has the sole authority and responsibility to review and approve the compensation package of our named executive officers. Our Compensation Committee also considers the design and effectiveness of the compensation program for our other executives and approves the final compensation package, employment agreements, and incentive grants for our executives.
During the year ended December 31, 2022, our Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to advise our compensation committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. Our Compensation Committee has assessed the independence of FW Cook pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing our compensation committee.
The current members of our Compensation Committee are: Mr. James Lu, serving as the Compensation Committee's chair, and Mr. Chen. Our Compensation Committee met eight times in 2022.
The primary responsibilities of our Compensation Committee are: (i) assisting our Board with matters relating to global compensation philosophy and policies, plans and benefit programs, and making related recommendations to the Board, including by considering “say-on-pay” votes of our stockholders, compensation of our executive officers, and administration and review of our incentive plans for employees and other service providers, including our equity incentive plans; (ii) assisting in the review of the Company’s compensation discussion and analysis (“CD&A”) required by Item 402(b) of Regulation S-K; and (iii) recommending to the Board whether to include such CD&A in the Company’s proxy statement and Annual Report on Form 10-K.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. James Lu, serving as the Nominating and Corporate Governance Committee chair, and Ms. Hayes. The primary responsibilities of our Nominating and Corporate Governance Committee are assisting our Board with its oversight on matters related to: identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, selecting and recommending director nominees to our Board, developing and recommending to our Board a set of corporate governance guidelines, and overseeing the evaluation of our Board members. Our Nominating and Corporate Governance Committee met once in 2022.
Government Security Committee
The members of our Government Security Committee are: Mr. McGaughey, serving as our Government Security Committee chair and security director, Ms. Hayes, and Mr. Mosier. The primary responsibility of our Government Security Committee is to assist our Board by providing oversight of our implementation and adherence to the terms of the NSA. Our Government Security Committee met four times in 2022.
Director Nominations Process
Our Nominating and Corporate Governance Committee has adopted policies and procedures for director candidates that, together with our bylaws, describes in detail the process we use to fill vacancies and add new members to the Board.
Our Board evaluates the candidates for membership on our Board of directors, including candidates nominated or recommended by stockholders, based on criteria established by our Board and as set forth in our policies and procedures for director candidates. Our Board seeks to achieve a balance of knowledge, experience, and capability on the board of directors and considers the following: the current size and composition of our Board and the needs of our Board and its respective committees; the diversity and related range of expertise and perspective of our Board in areas relevant to our business; such issues as character, judgment, diversity, age, independence, expertise, experience, length of service, other commitments and the like; and such other factors as the Nominating and Corporate Governance Committee may consider appropriate.
In evaluating the candidates, the Nominating and Corporate Governance Committee does not assign any particular weighting or priority to various factors. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full Board for selection, the director nominees.
Candidates Recommended by Stockholders
It is the policy of our Board to consider stockholder recommendations for board candidates. Stockholder recommendations for candidates to our Board must be received by December 31st of the year in which the recommended candidates will be considered for nomination, must be directed in writing to TuSimple Holdings Inc. 9191 Towne Centre Drive, Suite 150, San Diego, CA 92122, Attention: Corporate Secretary, and must include the candidate's name, home, and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and TuSimple within the last three years, and evidence of the recommending person's ownership of TuSimple stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our Board, including issues of character, judgment, diversity, age, independence, expertise, experience, length of service, other commitments and the like, personal references, and an indication of the candidate's willingness to serve. The Nominating and Corporate Governance Committee may request additional information regarding recommended candidates. Stockholder nominations to the board of directors must meet the requirements set forth in our bylaws.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or served in prior years, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.
DIRECTOR COMPENSATION
Cash Compensation
The Non-Employee Director Compensation Policy provides for annual cash retainers for all non-employee directors in connection with their service on our Board and committees. Each non-employee director is paid an annual cash retainer for $50,000 per year for general service on our Board as well as the following additional annual cash retainers for their board committee service:
Committee	Chair	Member
Audit Committee	$25,000	$15,000
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$10,000	$5,000
Government Security Committee	$32,500	$22,500
In lieu of the Equity Award described below and in accordance with the NSA and the Non-Employee Director Compensation Policy, the directors who serve as the Security Director under the NSA and the chair of the GSC will receive a cash payment equal to $250,000, pro-rated to reflect the number of days that the Security Director will serve on our Board until our next annual stockholder meeting.
Annual cash retainers are paid quarterly in arrears. We reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or Committee meetings.
Equity Compensation
The Compensation Committee will approve a grant to each non-employee director an annual award of restricted stock units valued at $250,000 (the “Equity Award”). The Equity Award will be granted on or as soon as reasonably practicable after the date of the non-employee director’s appointment or election, and thereafter on or as soon as reasonably practicable after the date of each of our annual stockholder meetings provided that such director continues to serve on our Board after such meeting. Subject to the non-employee director’s continuous service, the Equity Award will vest in full over a one-year period and will vest on the earlier of the first day of the month that follows the one-year anniversary of such date of grant or on the date of the next regular annual meeting of the Company’s stockholders held following such date of grant; provided that the non-employee director remains in continuous service through such vesting date. In addition, an Equity Award granted between annual stockholder meetings to a newly-appointed director will be pro-rated to reflect the portion of the year that the director will serve on our Board. The Equity Award will vest in full if we are subject to a change in control prior to the termination of the non-employee directors’ continuous service.
Our non-employee directors, except our security director, are subject to minimum stock ownership guidelines set at five times the regular annual cash retainer. Ownership levels are expected to be achieved within five years of our guidelines being applicable. The Commission on Foreign Investment in the United States (the “CFIUS”) has determined that our security director cannot be compensated in equity of the Company. For this reason, our security director is not subject to our minimum stock ownership guidelines.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this compensation discussion and analysis (the “CD&A”) is to provide information about the material elements of compensation that is paid or awarded to, or earned by, our named executive officers (the “NEOs”).
Named Executive Officers
Our NEOs for the last completed fiscal year were as follows:
•	Cheng Lu, our Chief Executive Officer (“CEO”);
•	Eric Tapia, our Chief Financial Officer (“CFO”);
•	Xiaodi Hou, our former CEO and Chief Technology Officer;
•	Ersin Yumer, our former interim CEO and President;
•	Patrick Dillon, our former CFO; and
•	James Mullen, our former Chief Administrative and Legal Officer (“CALO”).
On March 3, 2022, the Company announced the resignation of Cheng Lu as President, CEO, and as a member of the Company's Board of Directors, each effective as of March 3, 2022. After that date, Cheng Lu served as a consultant to the Company until November 10, 2022, when the Board re-appointed Cheng Lu as the Company's CEO. On June 15, 2022, Mr. Dillon notified the Company of his decision to resign his employment as the CFO of the Company, effective July 7, 2022. On August 31, 2022, Mr. Mullen notified the Company of his intent to resign from his employment as the CALO of the Company, effective September 30, 2022. On October 30, 2022, Mr. Hou was terminated from his employment as the CEO and Chief Technology Officer of the Company by our Board. Following his termination of employment, Mr. Hou remained as a Board member until March 9, 2023. Mr. Yumer served as EVP, Operations until he was appointed as interim CEO and President on October 31, 2022. On November 10, 2022, the Company’s Board removed Mr. Yumer as interim CEO and President of the Company. On November 15, 2022, Mr. Yumer notified the Company of his decision to resign his employment with the Company, effective November 25, 2022.
Compensation Philosophy and Objectives
Our compensation and benefits programs are designed to attract and retain talented, qualified executives to manage and lead the Company, to motivate them to pursue corporate objectives, to align the interests of our executives with those of our stockholders and to maximize the long-term growth of the Company. We believe that our compensation program allows us to meet the following objectives:
•
Compensate NEOs comparing to market standards. We believe that competitive pay, together with our significant growth opportunities and employee-centered corporate culture, allow us to attract and retain top-quality executives. To ensure the competitiveness of our compensation levels within the comparable markets for executive talent, we conduct periodic independent consulting studies to evaluate our executive compensation program in comparison to pertinent market data and specified peer companies.

•
Provide compensation that is fair to the NEOs and the Company. We believe that it is important for NEOs to be fairly compensated, at levels reflective of their talents and experience, and the scope of their job responsibilities. We also believe that it is important that each NEO perceives that their compensation is fair and equitable relative to their peers and others in the organization. This perceived equity promotes executive retention and satisfaction and is consistent with our beliefs and values.

•
Create a high-performance culture. We believe that NEOs should strive to achieve and exceed performance expectations and drive the growth and success of the business. We also believe that superior performance warrants superior rewards. Our merit-based salary increases and the CEO's performance-based equity awards are designed to promote this high-performance culture and motivate our executives to achieve at their highest potential.

Determination of Executive Compensation
The targeted compensation range and amount of each element of our compensation program is determined by our Compensation Committee at the time of initial hire, promotion, or employment agreement renewal, taking into consideration our results of operations, long- and short-term goals, the competitive market for the NEOs, and general economic factors. We then review compensation on an annual basis as described below. We seek to combine the components of our executive compensation program to achieve a total compensation level appropriate for our size and corporate performance. We then determine the amount of each element of compensation based on our compensation objectives.
Role of Compensation Committee
The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and we expect that the Compensation Committee will annually review and determine the compensation to be provided to our NEOs, including with respect to our CEO.
Consistent with our compensation philosophy, in setting executive compensation, the Compensation Committee will consider a number of factors, including the recommendations of our CEO (other than with respect to the CEO’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations.
Role of Compensation Consultant
The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting, or other advisors to assist in the evaluation of executive compensation. The Compensation Committee retained FW Cook as its outside compensation consultant from 2021 until present. During 2022, FW Cook provided updated peer group comparative data (as discussed below) and assisted the Compensation Committee with setting the Company’s discretionary performance-based cash and equity compensation plans.
The Compensation Committee reviewed the independence of FW Cook as required by SEC rules and Nasdaq rules regarding compensation consultants and has concluded that the work of FW Cook for the Compensation Committee does not raise any conflict of interest. All work performed by the compensation consultant is subject to review and approval of the Compensation Committee.
Role of the Executive Officers
During 2022, Cheng Lu and Mr. Hou, while serving as CEO, participated in the meetings of the Compensation Committee at which compensation actions involving our NEOs (other than Cheng Lu or Mr. Hou) were discussed. Cheng Lu and Mr. Hou assisted the Compensation Committee by making recommendations and answering questions by the Compensation Committee regarding executive performance and objectives relating to the NEOs other than themselves.
The Compensation Committee considers the guidance and recommendations of its advisors and the executive officers, but is solely responsible for making the final decisions on compensation for the NEOs.
2022 Peer Group and Competitive Pay
To ensure that our executive compensation program is competitive, the Compensation Committee has, in prior years, reviewed an analysis of executive compensation at peer group companies assembled by FW Cook. The Compensation Committee uses data from the peer group as a point of reference for compensation, but not as the determinative factor. The purpose of the comparison data is not to supplant the analysis of internal pay equity, wealth accumulation, and the individual performance of the executive officers that the Compensation Committee considers when making compensation decisions. The Compensation Committee has full discretion in determining the nature and extent of the use of comparative compensation data, including to elect not to use the data at all.
The peer group used for 2022 pay decisions for Messrs. Dillon and Mullen, our former CFO and former CALO, respectively, was developed in October 2021 (“Early 2022 Peers”). The Early 2022 Peers consisted of high technology companies with market capitalization between $4.1 and $17.3 billion, which was approximately 0.5x-to-2.1x our market capitalization at the time of the analysis. Our market capitalization was at the 45th percentile at the time the Early 2022 Peers were chosen. The Early 2022 Peers consisted of the following companies:
Alteryx	Coupa Software	Manhattan Associates
Anaplan	Dynatrace	Medallia
Appian	Elastic N.V.	MongoDB
Aspen Technology	Fastly	Nuance Communications
Avalara	Five9	PTC
Bill.com	Lyft	Virgin Galactic
In August 2022, the Compensation Committee, with assistance of FW Cook, conducted its annual review of our peer group and made revisions to recognize TuSimple’s then-current market capitalization (“2022 Peer Group”). The 2022 Peer Group targeted high technology companies with market capitalization between $700 million and $6 billion (approximately 1/3x-to-3x our market capitalization at the time of the analysis) and that had annual revenue less than approximately $500 million. Our market capitalization was at the 53rd percentile at the time the 2022 Peer Group was chosen.
The revised 2022 Peer Group consisted of the following companies:
A10 Networks	E2open Parent	PROS Holding
BTRS	InterDigital	PubMatic
C3.ai	Model N	Sumo Logic
Cardlytics	Momentive Global	Telos
Cerence	PagerDuty	Vertex
Domo	Ping Identity	Zuora
Compensation Structure
Overview
The primary elements of our NEO’s compensation and the main objectives of each are:
•	Base Salary. Base salary attracts and retains talented executives in a competitive market, recognizes individual roles and level of responsibilities, and provides stable income;
•	Annual Bonus. Annual discretionary bonuses promote and reinforce short-term performance objectives and reward executives for their contributions toward achieving individual and Company objectives;
•
Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of restricted stock units (“RSUs”), aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent; and

•
Miscellaneous Compensation. Our NEOs are eligible to participate in our health and welfare programs and our 401(k) match contribution plan. We have also entered into employment agreements with certain of our NEOs, which include severance benefits and maintain a change in control and severance plan. Such arrangements aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control.

Base Salary
The annual base salary of each NEO is expected to be reviewed from time to time and may be adjusted by our Compensation Committee based on a variety of quantitative and qualitative factors, including each executive’s job responsibilities, experience, performance, and competitive market levels, as well as the recommendations of our CEO (except with respect to his own salary). No NEO is entitled to any automatic base salary increases as part of their employment arrangements. In setting 2022 base salaries, the Compensation Committee took into account the changes in leadership and promotions made throughout the year. Our NEOs’ base salary for 2022 and as compared to 2021 is reflected in the table below:
Name	2022 Base Salary ($)	2021 Base Salary ($)	Special Considerations
Cheng Lu(1)	450,000	450,000	—
Xiaodi Hou	500,000(2)	350,000	Promoted to CEO
Eric Tapia	360,000(3)	265,000(4)	Promoted to CFO
Ersin Yumer	426,000	426,000(5)	Served as Interim CEO
Patrick Dillon	450,000(6)	350,000	—
James Mullen	450,000(6)	350,000	—
1.	Cheng Lu's salary remained the same when he was rehired in December 2022.
2.	In March 2022, Mr. Hou began serving as the Company's CEO in addition to his role as the Company's Chief Technology Officer.
3.
This corresponds to Mr. Tapia’s base salary in effect as of 2022 fiscal year end for Mr. Tapia's position as the Company's CFO. Mr. Tapia served in multiple positions in 2022, with different base salaries. From January 1, 2022 to July 6, 2022, Mr. Tapia served as the Vice President, Global Controller of the Company, with an annual base salary in the amount of $325,000. From July 7, 2022 to November 30, 2022, Mr. Tapia served as the interim CFO of the Company, with an annual base salary in the amount of $360,000. From December 1, 2022 to December 31, 2022, Mr. Tapia served as the Company's CFO, with the same annual base salary as when he served as the Company's interim CFO.

4.	This reflects the base salary for Mr. Tapia’s role as Vice President, Global Controller of the Company.
5.	This figure represents Mr. Yumer's base salary in effect in 2021 and 2022, which reflects his role as the Company’s Executive Vice President for Operations.
6.
This amount represents Mr. Dillon and Mr. Mullen's new salary rates which were effective in April 2022. This salary increase took into consideration the need to stabilize and retain the executive team following the leadership transition.

Annual Incentive Compensation
Each of our NEOs is eligible for an annual incentive bonus. The purpose of this annual bonus is to align our executives’ short-term compensation opportunity with the Company’s business objectives and performance expectations. The annual bonus opportunity helps further our compensation objective of aligning a portion of executive pay with achievement of the Company’s short-term goals, which are designed to help the Company achieve its long-term strategic goals and create long-term value for our stockholders. In the beginning of 2022, our Compensation Committee recommended the Board to approve an executive bonus plan for 2022 that would fund based on the achievement of annual corporate performance goals with actual payouts determined based on an assessment of individual performance at year end. However, due to the changes in the composition of our Board and of our executive officers, in January 2023, the Compensation Committee determined, after careful consideration, including by reviewing materials prepared by the Company’s independent compensation consultants, that the terms of the proposed 2022 bonuses for some of the Company's current executive officers were just, equitable, and fair as to the Company and that it was in the best interests of the Company and the stockholders of the Company to approve the 2022 bonuses.
In 2022, the Compensation Committee adjusted target cash bonus opportunities to better align with our peer group:
Name	2022 Target Payout (as a % of Salary)	2021 Target Payout (as a % of Salary)
Cheng Lu	100%(1)	75%
Xiaodi Hou	75%	50%
Eric Tapia	29%	20%
Ersin Yumer	45%	35%
Patrick Dillon	75%	60%
James Mullen	75%	60%
1.	As discussed below, Cheng Lu's 2022 bonus was guaranteed under his Letter Agreement dated December 2022.

For actual incentive bonuses paid out in fiscal year 2022, please see the “Bonus” column in the “Summary Compensation Table” below, which were determined in the Compensation Committee’s discretion.
In the beginning of 2022, our Compensation Committee recommended that the Board approve an executive bonus plan for 2022 that would fund based on the achievement of annual corporate performance goals with actual payouts determined based on an assessment of individual performance at year end. Under the 2022 bonus plan, a pool would be funded between 0% and 150% of target based on the Compensation Committee’s assessment of the following corporate goals: (1) technology goals, including continued scaling of our driver-out scope and more expanded operational design domain, and (2) commercial operational goals, including the expansion of the Company’s autonomous freight network. The Compensation Committee would have the discretion to adjust the bonus pool for qualitative factors such as degree of success, timing of achievement, and developments and achievements not contemplated at the time the performance goals were established.
In February 2023, the Compensation Committee at that time determined that, due to the changes in the composition of our Board and Compensation Committee, and of our executive officers, there was insufficient information to score bonuses under the original terms of the 2022 bonus plan. After careful consideration, the Compensation Committee approved discretionary bonuses of $97,200 for Mr. Tapia to recognize his individual contributions during 2022.
Special Cash Bonus
In April 2022, and in consultation with our Compensation Committee, the Board approved a one-time special cash bonus of $500,000 for each Messrs. Dillon and Mullen, subject to such executive’s continuous employment through April 11, 2023 (the “Special Cash Bonus”). The Board awarded the one-time bonus in recognition of the need to retain and stabilize the senior leadership team following Cheng Lu’s resignation as President and CEO in March 2022.
In June 2022, Mr. Dillon notified the Company of his decision to resign his employment and the Company entered into a letter agreement with Mr. Dillon whereby Mr. Dillon agreed to provide advisory services to the Company following his termination, and, as consideration for such ongoing services, the Company agreed to waive its rights to require the repayment of the Special Cash Bonus. In connection with Mr. Mullen's separation in September 2022, the Company also waived its right to repayment of the Special Cash Bonus in consideration of Mr. Mullen's release of claims against the Company.
Furthermore, Cheng Lu received a guaranteed annual bonus for the fiscal year ending December 31, 2022, which Cheng Lu was eligible for under the letter agreement dated December 14, 2022, by and between the Company and Cheng Lu.
Equity Compensation
We believe equity-based awards for our NEOs are a critical long-term incentive component of our compensation program. The Compensation Committee’s objective is to grant equity that is competitive and reflects the performance, contribution, and criticality of each individual. Our Compensation Committee exercises its judgment and discretion, in consultation with our CEO and FW Cook, to determine the size and types of equity awards that it approves, the role and responsibility of the NEO, competitive factors, the vested and unvested value of the equity awards held by the NEO, and the NEO’s total compensation. Generally, our equity-based awards vest over four years, subject to the employee’s continued employment with us on each vesting date; however, we may grant, and have granted, awards with different vesting schedules from time to time, including awards that vest upon achievement of performance-based milestones.
2022 Time-Vested RSUs. In 2022, we granted our NEOs equity-based awards primarily in the form of time-vested restricted stock units (“RSUs”), which support retention and provide long-term alignment with our stockholders’ interests. The Compensation Committee determined RSU grant amounts based on an assessment of each individual's performance and contributions to the Company.

2022 Performance-Based RSUs. On November 10, 2022, the Compensation Committee granted Cheng Lu performance-based RSUs, which are subject to both market and service-based vesting requirements. The market-based vesting component will be satisfied if the Company’s average closing price over a 60-day trailing period exceeds certain thresholds at any time on or before November 10, 2026, as follows:
Stock Price Hurdle	% Increase Over Grant Date Stock Price	PSUs Eligible to Vest
$10.00	+270%	33%
$15.00	+456%	33%
$20.00	+641%	33%
The service-based vesting requirements will vest in four equal annual installments beginning on November 10, 2023, subject to Cheng Lu’s continuous service with the Company through each vesting date. In 2022, we did not grant any performance-based or market-based equity awards to our other NEOs.
As described below, equity awards granted to our NEOs are subject to accelerated vesting under certain circumstances.
Severance and Change in Control Arrangements
We have entered into offer letters or employment-related agreements with certain of our NEOs, which provide for, among other things, severance benefits and payments to be paid upon certain qualifying terminations of employment, including in connection with a “change in control” of the Company, as summarized below. We believe that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits under such arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in the section titled, “Potential Payments Upon Termination or Change in Control” below.
Employee Benefits and Perquisites
Our NEOs are eligible to participate in our health and welfare plans to the same extent as are other full-time employees generally. We also pay life insurance premiums on behalf of our NEOs and we do reimburse our NEOs for their necessary and reasonable business and travel expenses incurred in connection with their services to us. Cheng Lu also received a monthly housing allowance pursuant to his Letter Agreement dated December 14, 2022, as further described below. Other than these items, we generally do not provide our NEOs with perquisites or other personal benefits.
Our NEOs are also eligible to participant in the 401(k) plan we maintain for our employees generally. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. During 2022, the Company offered matching contributions up to 100% of up to 5% of the base salary of all employees, including our NEOs.
Pension Benefits and Nonqualified Deferred Compensation
Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan or non-qualified deferred compensation plan sponsored by us during the fiscal years ended December 31, 2020, December 31, 2021, and December 31, 2022.
Other Policies and Considerations
Insider Trading Compliance Policy. Under our Insider Trading Compliance Policy, we prohibit our employees, including our executive officers and Board members, from hedging the risk associated with ownership of shares of our common stock and other securities, as well as from pledging any of our securities as collateral for a loan, with limited exceptions.

Corporate Governance Guidelines. Under our Corporate Governance Guidelines, all non-employee directors and executive officers of the Company are subject to our stock ownership guidelines, which require the Company’s Executive Officers to own shares and share equivalents with the value of five times (5x) their annual base salary and Non-Employee Directors to own shares and share equivalents with the value of five times (5x) their cash retainer for Board service. Ownership levels are expected to be achieved within five years of this Corporate Governance Guidelines being applicable.
“Golden Parachute” Payments. Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We currently do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control, other than for Cheng Lu, as described below.
Section 162(m). To maintain flexibility and the ability to pay competitive compensation, we do not require all compensation to be deductible. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. To maintain the flexibility to provide compensation programs for our NEOs that will best incentivize them to achieve our key business objectives and create sustainable long-term stockholder value, the Compensation Committee reserves the right to pay compensation that may not be deductible to the Company.
Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Policy Regarding Recoupment of Certain Compensation. In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The Company intends to adopt a new recoupment policy to comply with the new requirements, which must be adopted, pursuant to the Nasdaq listing standards, by December 1, 2023.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
The Compensation Committee

/s/ James Lu
James Lu, Chair

/s/ Mo Chen
Mo Chen

EXECUTIVE COMPENSATION TABLES
2022 Summary Compensation Table
The following table shows information regarding the compensation of our NEOs for services performed during the years ended December 31, 2020, December 31, 2021, and December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Cheng Lu Chief Executive Officer(4)	2022	197,115(5)	400,000(6)	9,076,250(7)	—	451,382(8)	10,124,747
	2021	450,000	305,000	—	65,998,500	15,237	66,768,737
	2020	387,500	60,000	8,241,413	7,785,783	1,076,259(9)	17,550,955
Xiaodi Hou Former Chief Technology Officer and Chief Executive Officer(10)	2022	439,038	—	—	—	—	439,038
	2021	325,000	187,000	14,110,000	9,160,467	551,424(11)	24,333,891
	2020	280,000	620	45,000	—	73,968	399,588
Ersin Yumer Former Interim Chief Executive Officer(12)	2022	415,301	—	616,829	—	365,335(13)	1,397,465
Eric Tapia Chief Financial Officer(14)	2022	332,713	97,200	1,310,849	—	57,220(15)	1,797,982
Patrick Dillon Former Chief Financial Officer(16)	2022	247,821	—	3,477,476	—	512,391(17)	4,237,688
	2021	350,000	350,000	705,500	458,023	34,046	1,897,569
	2020	9,423	50,000	494,485	1,528,703	—	2,082,611
James Mullen Former Chief Administrative and Legal Officer(18)	2022	347,011	—	3,477,476	—	613,771(19)	4,438,258
	2021	350,000	179,000	8,818,750	—	16,053	9,363,803
	2020	75,000	55,000	329,657	1,020,045	—	1,479,702
1.
This amount indicates the discretionary bonus granted to certain NEOs by the Company’s Compensation Committee. In our 2022 Proxy Statement, we reported bonus amounts earned in respect of fiscal year 2021 in the “Non-Equity Incentive Plan Compensation” column that were awarded to NEOs in the Compensation Committee’s discretion, which are more appropriately reported in the “Bonus” column. The bonus amounts earned in fiscal year 2021 reported in the “Summary Compensation Table” above have been revised to reflect this correction by moving such amounts from the “Non-Equity Incentive Plan Compensation” column to the “Bonus” column. No changes were made to the aggregate bonus amount NEOs earned for fiscal year 2021.

2.
The amounts in the stock awards column represent the grant date fair value of stock awards in respect of Class A Common Stock granted in accordance with Financial Accounting Standards Board (“FASB”) Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on September 7, 2023 (the “2022 Form 10-K”).

3.
The amounts in the option awards column represent the grant date fair value of option awards in respect of Class A Common Stock granted in fiscal year 2022 in accordance with FASB Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 10. Stock-Based Compensation of the 2022 Form 10-K.

4.	In 2022, Cheng Lu served as the Company’s CEO from January 1, 2022 to March 3, 2022, and again from and after November 10, 2022.
5.
This amount consists of the sum of: (i) $147,115, which Cheng Lu received as salary during the time that he served as the Company’s CEO from January 1, 2022 to March 3, 2022, and from November 10, 2022 to December 31, 2022; and (ii) $50,000 paid as salary earned through March 3, 2022 and all Cheng Lu's accrued but unused vacation time or paid time off under the transition and separation agreement dated March 2, 2022 by and between the Company and Cheng Lu.

6.
This amount refers to the guaranteed bonus for the fiscal year ending December 31, 2022, which Cheng Lu was eligible for under the letter agreement dated December 14, 2022, by and between the Company and Cheng Lu.

7.
Cheng Lu’s award with both market and service-based vesting requirements is calculated by multiplying the number of shares subject to the award by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718. In December, 2022, Cheng Lu’s outstanding options were canceled and exchanged for a new grant of restricted stock units, 50% of which vest solely on continued service with the Company and 50% which vest based on achieving certain stock price hurdles. Each of the options had an exercise price in excess of the fair market value of the Company’s Class A Common Stock as of the date of the cancellation and exchange. The exchanged award was valued in accordance with FASB ASC Topic 718, and there was no incremental fair value that resulted from this option for restricted stock unit exchange. For a description of the exchange, please see “Employment and Change in Control Severance Agreements –Employment and Change in Control Severance Agreement with Cheng Lu” below.

8.
This amount includes: (i) the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) in the amount of $1,382 paid in accordance to the transition and separation agreement dated March 2, 2022 by and between the Company and Cheng Lu; and (ii) $450,000, which was paid under the letter agreement dated December 14, 2022 by and between the Company and Cheng Lu, and consists of the consulting fees that would have otherwise become payable to Cheng Lu under the consulting agreement dated March 3, 2022 by and between Cheng Lu and the Company had Cheng Lu provided consulting services thereunder through the term of the consulting agreement.
9.
This amount represents: (i) $15,312 for life insurance premiums paid by us on behalf of Cheng. Lu, (ii) $988,947 of income related to Company's forgiveness in December 2020 of principal and accrued interest with respect to a partial-recourse promissory note issued by Cheng Lu to the Company in connection with his exercise of an option to purchase 2,125,000 shares of Class A Common Stock in March 2020, and (iii) $72,000 of travel and relocation benefits.

10.
In 2022, Mr. Hou served as the Company’s Chief Technology Officer from January 1, 2022 to March 3, 2022 and as the Company’s CEO and Chief Technology Officer from March 4, 2022 to October 30, 2022. The amounts listed represent the total amount earned for both positions.

11.
This amount represents (i) $16,053 paid for life insurance premiums paid by us on behalf of Mr. Hou and (ii) $535,371 paid for legal, trust, and tax planning related service fees paid by us on behalf of Mr. Hou.

12.
In 2022, Mr. Yumer served as the Company’s Executive Vice-President, Operations from January 1, 2022 to October 30, 2022, and as the Company’s interim CEO from October 31, 2022 to November 10, 2022. The amounts listed represent the total amount earned for both positions.

13.
This amount includes: (i) the payment of a relocation bonus in the amount of $7,153; (ii) the severance payment in the amount of $340,800 under the letter agreement dated November 15, 2022 by and between the Company and Mr. Yumer; (iii) health insurance premiums under COBRA in the amount of $1,110 also under the letter agreement dated November 15, 2022, (iv) the Company's matching 401(k) contributions in the amount of $7,822; and (v) $8,450 as miscellaneous payments.

14.
In 2022, Mr. Tapia served as the Company’s Executive Vice-President, Global Controller from January 1, 2022 to July 6, 2022, as the Company’s interim CFO from July 7, 2022, to December 14, 2022, and as the Company’s CFO from and after December 15, 2022. The amounts listed represent the total amount earned for all positions.

15.	This amount includes reimbursement received by Mr. Tapia for relocation purposes in the amount of $41,969 and the Company's matching 401(k) contributions in the amount of $15,250.
16.	In 2022, Mr. Dillon served as the Company’s CFO from January 1, 2022 until July 7, 2022. The amounts listed represent the total amount earned for this term.
17.
This amount consists of: (i) $500,000 as a retention bonus that Mr. Dillion received under the retention bonus letter between Mr. Dillon and the Company dated April 11, 2022, which the Company waived its rights to repayment under the letter dated June 15, 2022 from the Company to Mr. Dillon; and (ii) the Company's matching 401(k) contributions in the amount of $12,391.

18.	In 2022, Mr. Mullen served as the Company’s CALO from January 1, 2022 until September 30, 2022. The amounts listed represent the total amount earned for this term.
19.
This amount includes: (i) $500,000 as a retention bonus that Mr. Mullen received under the retention bonus letter between Mr. Mullen and the Company dated April 11, 2022, which the Company waived its rights to repayment, (ii) the payment of health insurance premiums under COBRA in the amount of $3,329, (iii) the amount of $95,192 paid as severance, all under the letter agreement dated September 2022 between Mr. Mullen and the Company, and (iv) the Company's matching 401(k) contributions in the amount of $15,250.

Grants of Plan-Based Awards in 2022
The following table sets forth each grant of plan-based awards to our NEOs during 2022:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Cheng Lu	12/14/2022	—	—	—	—	—	—	3,425,000(3)	6,062,250
	12/14/2022	—	—	—	N/A	N/A	3,425,000	—	3,014,000
Xiaodi Hou	N/A	—	—	—	—	—	—	—	—
Ersin Yumer	4/15/2022	—	—	—	—	—	—	500(4)	5,595
	7/21/2022	—	—	—	—	—	—	88,074(4)	611,234
Eric Tapia	7/21/2022	—	—	—	—	—	—	121,713(5)	1,310,849
Patrick Dillon	4/1/2022	—	—	—	—	—	—	291,490(6)	3,477,476
James Mullen	4/1/2022	—	—	—	—	—	—	291,490(6)	3,477,476
1.
On December 14, 2022, Cheng Lu received a grant of restricted stock units in respect of Class A Common Stock that are subject to both market and service-based vesting requirements. The market-based vesting requirements will be satisfied if the Company’s average closing price over a 60-day trailing period exceeds certain thresholds at any time on or before November 10, 2026, as follows: (a) 33% of the units of stock will vest if such average closing price equals or exceeds $10, (b) 33% of the units of stock will vest if such average closing price equals or exceeds $15.00, and (c) 33% of the units of stock will vest if such average closing price equals or exceeds $20.00. The service-based vesting requirements will vest in four equal annual installments beginning on November 10, 2023; provided that Cheng Lu remains in continuous service on each such vesting date. Cheng Lu’s performance award is calculated by multiplying the number of shares subject to the award by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718.

2.
The amount in this column represents the grant date fair value of stock awards granted in fiscal year 2022 in accordance with FASB Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 10. Stock-Based Compensation of the 2022 Form 10-K. Please see footnote 7 to the “2022 Summary Compensation Table” regarding Cheng Lu’s option for restricted stock unit exchange in December 2022.

3.
Reflects service-based restricted stock units (“RSUs”) in respect of Class A Common Stock granted to Cheng Lu that vest in four equal annual installments, provided that the Cheng Lu remains in continuous service with the Company on each such vesting date.

4.	Reflects service-based RSUs in respect of Class A Common Stock that are fully vested on the grant date.
5.
Reflects service-based RSUs in respect of Class A Common Stock that are 25% cliff-vested after year one, and vested 12.5% semi-annually thereafter, provided the NEO remains in continuous service with the Company on each such vesting date.

6.	Reflects service-based RSUs in respect of Class A Common Stock that are vested 12.5% semi-annually, provided the NEO remains in continuous service with the Company on each such vesting date.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2022:
		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)
Cheng Lu	12/14/20	—	—	—	—	—	3,425,000(2)	5,617,000	—	—
	12/14/20	—	—	—	—	—	—	—	3,425,000(3)	—
Xiaodi Hou	6/29/202	—	—	—	—	—	125,000(4)	205,000	—	—
	7/20/202	100,000(5)	300,000(5)	—	47.79	6/9/2023(6)	—	—	—	—
Ersin Yumer	N/A	—	—	—	—	—	—	—	—	—
Eric Tapia	7/21/202	—	—	—	—	—	121,713(7)	199,609	—	—
	6/29/202	—	—	—	—	—	24,750(8)	40,590	—	—
Patrick Dillon	12/24/20	109,375(9)	—	—	4.20	10/17/20	—	—	—	—
	12/24/20	21,875(9)	—	—	8.11	10/17/20	—	—	—	—
	12/24/20	21,875(9)	—	—	14.00	10/17/20	—	—	—	—
	7/20/202	5,000(10)	—	—	47.79	10/17/20	—	—	—	—
James Mullen	12/24/20	112,500(11)	—	—	4.20	9/30/202	—	—	—	—
	12/24/20	37,500(11)	—	—	8.11	9/30/202	—	—	—	—
	12/24/20	37,500(11)	—	—	14.00	9/30/202	—	—	—	—
1.	Determined with reference to $1.64, the closing price of a share of our Class A Common Stock on the last trading day before December 31, 2022. Each equity award is in respect of Class A Common Stock.
2.
These RSUs are subject to a service-based vesting requirement, which will vest in four equal annual installments beginning on November 10, 2023, provided that Cheng Lu remains in continuous service on each such vesting date.

3.
These RSUs are subject to both market and service-based vesting requirements. The market-based vesting requirements will be satisfied if the Company’s average closing price over a 60-day trailing period exceeds certain thresholds at any time on or before November 10, 2026, as follows: (a) 33% of the units of stock will vest if such average closing price equals or exceeds $10, (b) 33% of the units of stock will vest if such average closing price equals or exceeds $15.00, and (c) 33% of the units of stock will vest if such average closing price equals or exceeds $20.00. The service-based vesting requirements will vest in four equal annual installments beginning on November 10, 2023, provided that Cheng Lu remains in continuous service on each such vesting date.

4.
These RSUs are subject to a service-based vesting requirement, which vest as follows: (a) 25% of the RSUs vested on June 1, 2022, and (b) 12.5% of the RSUs vested every six months thereafter, provided that Mr. Hou remains in continuous service on each such vesting date. As of December 31, 2022, Mr. Hou had 125,000 outstanding RSUs, which were cancelled immediately upon Mr. Hou’s resignation from the Company’s Board on March 9, 2023.

5.
These options are subject to a service-based vesting requirement, which vest as follows: (a) 25% of the options vested on July 20, 2022, and (b) 12.5% of the options vest every six months thereafter; provided that Mr. Hou remains in continuous service on each such vesting date. As of December 31, 2022, Mr. Hou had 400,000 outstanding options, 250,000 of which were unvested and cancelled immediately as of his resignation from the Company’s Board on March 9, 2023, and 150,000 of which were vested as of his resignation date were unexercised and expired on June 9, 2023.

6.
Mr. Hou’s options were initially set to expire on July 19, 2031. However, due to Mr. Hou’s resignation from the Board on March 9, 2023, Mr. Hou had three months after his termination to exercise any vested options and such options were unexercised and expired on June 9, 2023.

7.
These RSUs are subject to a service-based vesting requirement, which will be satisfied over a four-year period, having 25% vesting on July 7, 2023, and 12.5% of those RSUs vesting each six months thereafter, subject to Mr. Tapia’s continuous service with the Company.

8.
These RSUs are subject to a service-based vesting requirement, which will be satisfied over a four-year period, with 25% of the RSUs vesting on each anniversary of May 1, 2021, subject to Mr. Tapia’s continuous service with the Company on each such date.

9.
These options are subject to a service-based vesting requirement, which will be satisfied over a four-year period, having 25% vesting on December 15, 2021, and 6.25% of those options vesting each three months thereafter, subject to Mr. Dillon’s continuous service with the Company. As of October 17, 2022, which was the end of the transition period associated with Mr. Dillon's separation from the Company, all of the outstanding unvested options were cancelled immediately and the expiration date of the outstanding vested options was extended to October 17, 2024.

10.
These options are subject to a service-based vesting requirement, which will be satisfied over a four-year period, having 25% vesting on July 20, 2022, and 12.5% of those options vesting each six months thereafter, subject to Mr. Dillon’s continuous service with the Company. As of October 17, 2022, which was the end of the transition period associated with Mr. Dillon's separation from the Company, all of the outstanding unvested options were cancelled immediately and the expiration date of the outstanding vested options was extended to October 17, 2024.

11.
These options are subject to a service-based vesting requirement, which will be satisfied over a four-year period, with 25% vesting on December 15, 2021, and 6.25% of those options vesting every three months thereafter, subject to Mr. Mullen’s continuous service with the Company. Upon Mr. Mullen's separation from the Company on September 30, 2022, the Company accelerated the vesting for periods between October 1, 2022 and September 30, 2023, and extended the expiration date of the vested options to September 30, 2024.

Option Exercises and Stock Vested During Fiscal Year 2022
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cheng Lu	—	—	175,000	2,318,750
Xiaodi Hou	—	—	75,000	455,500
Ersin Yumer	—	—	58,552(1)	335,668
Eric Tapia	—	—	8,250	85,553
Patrick Dillon	—	—	50,186(2)	389,401
James Mullen	—	—	168,497(3)	1,571,658
1.	This number includes 17,025 shares vested but not distributed as of December 31, 2022 due to Rule 144 restrictions.
2.	This number includes 40,186 shares that were accelerated on October 17, 2022, pursuant to the separation agreement dated June 15, 2022 between the Company and Mr. Dillon.
3.	This number includes 114,122 shares that were accelerated on September 30, 2022, pursuant to the separation agreement dated September 22, 2022 between the Company and Mr. Mullen.
Pension; Nonqualified Deferred Compensation
The Company does not maintain a non-qualified deferred compensation plan for the benefit of the NEOs and none of the NEOs participate in a defined benefit pension plan maintained by the Company.
Employment and Change in Control Severance Agreements
Employment and Change in Control Severance Agreement with Cheng Lu
Cheng Lu served as the Company’s CEO in early 2022, departed from the Company for a short period, and re-joined the Company again as CEO at the end of 2022. On December 14, 2022, the Company and Cheng Lu entered into a letter agreement (the “Letter Agreement”) and a severance and change in control agreement (the “Severance and CIC Agreement”). The Letter Agreement provides that Cheng Lu will receive an annual base salary of $450,000, a target annual bonus opportunity of 80% of his annual base salary, which is guaranteed to be at least equal to $400,000 for the fiscal year ending December 31, 2022, and a monthly housing allowance of $9,000. The Letter Agreement further provides for an award of 6,850,000 restricted stock units, 50% of which will be restricted stock units granted subject solely to service-based vesting requirements and will vest over four years, with 25% of them vesting on each of the first four anniversaries of November 10, 2022 (the “Service-Based Requirement”) and 50% of which will be granted in the form of restricted stock units subject to both service-based and market-based vesting requirements that will be eligible to vest based upon the attainment of both the Service-Based Requirement and certain stock price hurdles, as described above under “Equity Compensation,” in either case, subject to continued employment. The award of RSUs was made in exchange for the cancellation and forfeiture of each of Cheng Lu’s 1,850,000 outstanding time-vested stock options, and took into account the 1,150,000 performance-based options that were forfeited when Cheng Lu resigned as CEO in March 2022. The Letter Agreement also provides for a cash payment of $150,000, which represents the balance of the consulting fees that Cheng Lu would have received under his consulting agreement, had that agreement continued in accordance with its terms.
The Severance and CIC Agreement provides for the following severance entitlements upon a termination of employment by the Company without cause or by Cheng Lu for good reason, in either case, other than within six months prior to or within twelve months following a change in control: (i) twelve months of base salary continuation; (ii) subsidized COBRA coverage for up to eighteen months; (iii) a lump-sum cash amount equal to $15,000,000 payable within thirty days of such termination of employment by the Company without cause or by Cheng Lu for good reason; provided, that such termination occurs prior to the third anniversary of the effective date of the Letter Agreement; and (iv) an additional eighteen months vesting of then-outstanding equity awards, with performance goals and other vesting criteria to be deemed satisfied in accordance with the terms of the applicable award agreement and the stock price hurdles applicable to his initial market-based restricted stock units deemed achieved. The Severance and CIC Agreement further provides for the following severance entitlements upon a termination of employment by the Company without cause or by Cheng Lu for good reason, in either case, within six months prior to or within twelve months following a change in control: (i) a lump-sum cash payment equal to two times the sum of his base salary and annual target bonus; (ii) subsidized COBRA coverage for up to eighteen months; and (iii) accelerated vesting of each then-outstanding equity award, with performance goals or other vesting criteria deemed satisfied. The foregoing benefits and entitlements are subject to Cheng Lu’s execution and nonrevocation of a release of claims in favor of the Company. The Severance and CIC Agreement further provides that, upon the occurrence of a change in control, Cheng Lu will receive: (i) a lump-sum cash payment equal to the greater of $15,000,000 or 0.60% of the total equity value of the Company calculated based on the aggregate consideration received in connection with such change in control; and (ii) accelerated vesting of each then-outstanding equity award, with performance goals or other vesting criteria deemed satisfied. The Severance and CIC Agreement also provides Cheng Lu with an indemnity for any excise tax imposed pursuant to Section 4999 of the Internal Revenue Code.
Severance and Change in Control Agreements with Messrs. Hou, Dillon, and Mullen
On March 22, 2021, we entered into Change in Control and Severance Agreements (the “CIC and Severance Agreements”) with each of Messrs. Hou, Dillon, and Mullen. The CIC and Severance Agreements for Mr. Dillon and Mr. Mullen were subsequently amended in April 2022. The CIC and Severance Agreements provide that if an executive is subject to a termination without cause or resigns for good reason, such individual will be eligible to receive, for the 12-month period following such involuntary termination (except as noted below) continued payment of base salary, continued payment of the employer’s portion of insurance premiums under COBRA, and vesting acceleration of all outstanding equity awards as if the individual had provided continuous service for a period of six months following termination (and the opportunity to vest into certain performance awards during the specified period following such involuntary termination).
Pursuant to the CIC and Severance Agreements, if an involuntary termination occurs during the period beginning three months prior to, and ending on the date that is twelve months after a change in control of the Company, each of our NEOs is eligible to receive, for the eighteen month period following such involuntary termination, continued payment of base salary, continued payment of the employer’s portion of insurance premiums under COBRA, and a prorated bonus (at 100% of target). Further, all of the executive’s then-unvested time-based equity awards will become vested (unless our Board provides otherwise at the time an award is granted). In the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be determined in accordance with the terms set forth in the award agreement evidencing the applicable equity award.
Mr. Dillon and Mr. Mullen’s CIC and Severance Agreements provide that, in the event of an involuntary termination outside of a Change in Control Period (as defined in the CIC and Severance Agreements), the total number of vested shares subject to each of such executive’s then-outstanding equity awards subject to time-based vesting will be determined by adding twelve months to executive’s actual period of employment as of the separation date. In the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed satisfied in accordance with the terms set forth in the award agreement evidencing the applicable equity award.
All such payments and benefits are contingent on the NEO’s execution and non-revocation of a general release of claims against the Company.
Additionally, Mr. Tapia is entitled to participate in the 2023 Severance and CIC Plan, as discussed in the section titled “Potential Payments upon Termination or Change in Control - 2023 Senior Management Severance and Change in Control Plan” below.
Potential Payments upon Termination or Change in Control
The following table quantifies the eligible payments that each NEO would have been entitled to receive upon various termination of employment scenarios, assuming the termination occurred on December 31, 2022 (other than those NEOs that actually separated from the Company prior to the end of the fiscal year and became entitled to severance under the terms of their applicable severance agreements as described under “Named Executive Officer Departures” below) or upon the occurrence of a change in control and without a termination of employment in connection with the change in control.
Named Executive Officer	Termination Scenario	Cash Severance ($)	Value of Accelerated Stock Awards ($)	COBRA ($)(1)	Total ($)
Cheng Lu(2)	Termination without Cause or resignation for Good Reason outside of a Change in Control period	15,450,000(3)	2,808,500(4)	25,770	18,284,270
	Termination without Cause or resignation for Good Reason within a Change in Control period (including any single-trigger acceleration or benefits)	16,700,000(5)	11,234,000(6)	25,770	27,959,770
Eric Tapia(7)	Termination without Cause or resignation for Good Reason outside of a Change in Control period	—	—	—	—
	Termination without Cause or resignation for Good Reason within a Change in Control period	—	—	—	—
1.
Represents continued coverage under COBRA for a period of eighteen months. Please see “Employment and Change in Control Severance Agreements - Employment and Change in Control Severance Agreement with Cheng Lu” for additional details regarding Cheng Lu’s potential payments upon termination or change in control.

2.
Includes the value of the RSUs awards held by Cheng Lu that would become vested under the applicable circumstances. The value of RSUs shown is determined by multiplying $1.64, the closing price of a share of Company common stock on the last trading day before December 31, 2022 and the number of shares of RSUs that would become vested under the applicable termination event.

3.
This amount represents, under the severance and change in control agreement dated December 14, 2022 by and between the Company and Cheng Lu, the sum of (i) base salary for a period of twelve months; and (ii) a lump-sum cash amount equal to $15,000,000 (which assumes that $15,000,000 is greater than 0.60% of the total equity value of the Company in connection with the change in control). Cheng Lu would have received the $15,000,000 upon the occurrence of the change in control and irrespective of whether or not he would have incurred a qualifying termination as of the date of the change in control.

4.
Represents (i) accelerated vesting of time-based awards for an additional eighteen months and (ii) deemed achievement of the applicable stock price hurdles related to Cheng Lu’s market-based RSU award, including accelerated vesting of the time-based portion of such award for an additional eighteen months.

5.	Represents the amount equal to the sum of two times Cheng Lu’s base salary plus annual target bonus opportunity and a lump-sum cash amount equal to $15,000,000.
6.	Represents the accelerated vesting of all outstanding equity awards upon the occurrence of a change in control with market-based conditions deemed satisfied.
7.
Mr. Tapia was not eligible for any severance or acceleration benefits as a result of any termination of his employment with the Company as of December 31, 2022. Mr. Tapia is eligible to participate in the Senior Management Severance and Change in Control Plan, as of May 30, 2023, as further described and quantified below.

Named Executive Officer Departures
Separation Agreement with Cheng Lu. As described above, in 2022, Cheng Lu served as the Company’s CEO from January 1, 2022 to March 3, 2022 and again from November 10, 2022, to present. In connection with his brief departure from the Company on March 3, 2022, the Company and Cheng Lu entered into a separation agreement, providing for the following: (i) a lump sum of $50,000, (ii) payment of the monthly employer portion of the COBRA premium until the earlier of the end of the eighteen month period following March 3, 2022, the expiration of his coverage under COBRA, or the date when he becomes eligible for substantially equivalent health insurance in connection with new employment, (iii) continued vesting of outstanding options for the twelve-month period following March 3, 2022, subject to his continuous service with the Company, and if he remains in continuous service through such date then all shares subject to time-based options accelerate, vest, and become exercisable, (iv) his “milestone option” of 1,150,000 options to purchase shares of common stock was forfeited, (v) acceleration of all unvested restricted stock units, and (vi) reimbursement of legal fees incurred in connection with the separation agreement up to $10,000. The forgoing separation payments were subject to Cheng Lu’s execution for a general release of claims in favor of the Company.
Additionally, in connection with his departure, Cheng Lu and the Company entered into a consulting agreement dated March 3, 2022, whereby Cheng Lu would provide ongoing advisory services to the CEO for the one-year period following March 3, 2022. Pursuant to the consulting agreement, Cheng Lu was entitled to an annualized payment of $450,000 during the one-year term.
For a description of the current terms of Cheng Lu’s employment with the Company, please see “Employment Agreements – Employment Agreement With Cheng Lu” above.
Termination of Xiaodi Hou. Mr. Hou’s employment with the Company was terminated effective as of October 30, 2022. Mr. Hou did not receive any severance or termination related payments in connection with his separation.
Separation Agreement with Ersin Yumer. Effective November 25, 2022, the Company’s Board removed Mr. Yumer as interim CEO and President of the Company. In connection with Mr. Yumer’s removal, the Company entered into a separation agreement on November 15, 2022, providing for the following: (i) a lump sum payment of $340,800, which represents 80% of Mr. Yumer’s annual base salary, (ii) subsidized COBRA coverage for up to eighteen months, and (iii) an additional six months vesting of outstanding equity awards with performance goals and other vesting criteria deemed satisfied in accordance with the terms of the applicable award agreement. The forgoing separation payments were subject to Mr. Yumer’s execution of a general release of claims in favor of the Company.
Separation Agreement with Patrick Dillon. Effective July 7, 2022, Mr. Dillon resigned from his position as CFO of the Company. In connection with his separation, the Company and Mr. Dillon entered into a separation agreement dated June 15, 2022, providing for the following: (i) transition advisory services until October 17, 2022, (ii) continued vesting of RSUs and options through the transition period, (iii) extension of the exercisability period of options until the earlier of the two-year anniversary of the last date of the transition period and the date on which any Company outstanding options are terminated in connection with certain corporate transactions, (iv) the Company waived its rights to require the repayment of a retention bonus in the amount of $500,000 previously granted to Mr. Dillon pursuant to a retention bonus letter dated April 11, 2022, and (v) reimbursement for up to $10,000 of legal fees incurred in connection with his separation agreement. The forgoing separation payments were subject to Mr. Dillon’s execution of a general release of claims in favor of the Company.
Separation Agreement with James Mullen. Effective September 30, 2022, Mr. Mullen resigned from his position as CALO of the Company. In connection with his separation, the Company and Mr. Mullen entered into a separation agreement dated August 31, 2022, providing for the following: (i) continuation of base salary for twelve months and up to twelve months of subsidized COBRA coverage, (ii) continued vesting of RSUs and options for twelve months, (iii) extension of the exercisability period of options until the earlier of September 30, 2024 and the date on which any Company outstanding options are terminated in connection with certain corporate transactions, and (iv) the Company waived its rights to require the repayment of a retention bonus in the amount of $500,000 previously granted to Mr. Mullen pursuant to a retention bonus letter dated April 11, 2022. The forgoing separation payments were subject to Mr. Mullen’s execution of a general release of claims in favor of the Company.

2023 Senior Management Severance and Change in Control Plan
On May 30, 2023, the Compensation Committee adopted the TuSimple Holdings Inc. Senior Management Severance and Change in Control Plan (the “2023 Severance and CIC Plan”). Mr. Tapia is a participant in the 2023 Severance and CIC Plan.
The 2023 Severance and CIC Plan provides that where a participant’s employment is terminated outside of the context of a “change in control,” either by the Company without “cause” or by the participant for “good reason” (each as defined in the 2023 Severance and CIC Plan), the participant will be entitled to receive: (i) a lump-sum cash payment equal to one-half of the sum of the participant’s base salary and target annual bonus; (ii) accelerated vesting of equity awards that would have vested within one year of termination; and (iii) a lump-sum cash payment equal to twelve times the cost incurred by the Company in the month immediately prior to the termination of employment for providing group health, dental, and vision benefits to the participant and the participant’s eligible dependents.
In the event that a participant’s employment is terminated within six months prior to, or within twelve months following, a change in control, either by the Company without cause or by the participant for good reason, the participant will be entitled to receive: (i) a lump-sum cash payment equal to the sum of the participant’s base salary and target annual bonus; (ii) accelerated vesting of each then-outstanding equity award, with the deemed attainment of the applicable performance metrics; and (iii) a lump-sum cash payment equal to twelve times the cost incurred by the Company in the month immediately prior to the termination of employment for providing group health, dental, and vision benefits to the participant and the participant’s eligible dependents.
The provision of payments and benefits described above is conditioned upon the participant’s execution of a release of claims. The 2023 Severance and CIC Plan provides that if a participant receives any amount, whether under the plan or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that the participant would receive following imposition of the excise tax and all income and related taxes.
Assuming the 2023 Severance and CIC Plan were in effect as of December 31, 2022, Mr. Tapia would have received the amounts as follows: If his termination was without Cause or resignation for Good Reason outside of a Change in Control period, Mr. Tapia would have received a total of $317,180, which includes $300,000 as cash severance (representing .5x the sum of his base salary and target annual bonus) and $17,180 as COBRA coverage (representing continued payment for 12 months). In addition, Mr. Tapia would receive each-then outstanding equity award that would have vested based on continued employment through the first anniversary, which, assuming the 2023 Severance and CIC Plan were in effect as of December 31, 2022, would represent $63,400 as value of accelerated stock awards.
If his termination was without Cause or resignation for Good Reason within a Change in Control period, Mr. Tapia would have received a total of $617,180, which includes $600,000 as cash severance (representing 1x the sum of his base salary and target annual bonus) and $17,180 as COBRA coverage (which represents payment for 12 months). In addition, Mr. Tapia would receive each then-outstanding and unvested equity award that would vest and become exercisable, which, assuming the 2023 Severance and CIC Plan were in effect as of December 31, 2022, would represent $240,200 as value of accelerated stock awards.

Director Compensation
The following table sets forth information about the compensation of each person who served as a director during the 2022 fiscal year, other than a director who also served as a NEO.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mo Chen(3)	—	—	—	—	—	—
Wendy Hayes(4)	4,409	250,000(5)	—	—	—	254,409
Michael Mosier(6)	14,946	—	—	—	—	14,946
James Lu(7)	5,685	250,000(8)	—	—	—	255,685
Brad Buss(9)	82,147	188,307	—	—	—	270,454
Charles Chao(10)	—	—	—	—	—	—
Karen C. Francis(11)	64,402	188,307	—	—	—	252,709
Michelle Sterling(12)	73,554	188,307	—	—	—	261,861
Reed Werner(13)	193,294	—	—	—	—	193,294
Bonnie Yi Zhang(14)	18,750	—	—	—	—	18,750
1.
The amount in this column represents the grant date fair value of stock awards granted in fiscal year 2022 in accordance with FASB Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note Note 10. Stock-Based Compensation of the 2022 Form 10-K. Subject to the director’s continuing service, the service-based requirement for the restricted stock units will be satisfied in full over a one-year period. Upon a transaction constituting a “Change in Control” as defined in the 2021 Plan, the service-based requirement applicable to outstanding equity awards granted pursuant hereto will be deemed satisfied in full upon the effective date of such transaction.

2.
As of December 31, 2022, certain of our non-employee directors held outstanding RSUs under which the following number of shares of our Class A Common Stock are issuable as follows: (i) Ms. Hayes held 156,250 outstanding RSUs; and (ii) Mr. James Lu held 156,250 outstanding RSUs.

3.	Mr. Chen served as the Board’s chair from January 1, 2022 to March 3, 2022 and from November 10, 2022 to December 31, 2022; and as a Board member from March 4, 2022 to November 9, 2022.
4.	Ms. Hayes has served as a Board member since December 15, 2022.
5.
The RSUs are subject to a service-based vesting requirement, which shall be satisfied on the earlier of (i) December 15, 2023 or (ii) on the date of the issuer's next annual meeting of stockholders, subject to Ms. Hayes' continuous service with the issuer on such vesting date.

6.
Mr. Mosier has served as a Board member since December 15, 2022 and, in 2022, served as the Company’s security director under the Company’s National Security Agreement (the “NSA”) with the Committee on Foreign Investments in the United States (“CFIUS”). Due to CFIUS’ request, our security directors are compensated in cash, not in stock.

7.	James Lu has served as a Board member since December 13, 2022.
8.
The RSUs are subject to a service-based vesting requirement, which shall be satisfied on the earlier of (i) December 15, 2023 or (ii) on the date of the issuer's next annual meeting of stockholders, subject to James Lu's continuous service with the issuer on such vesting date.

9.	In 2022, Mr. Buss served as a Board member from January 1, 2022 until November 10, 2022.
10.	In 2022, Mr. Chao served as a Board member from January 1, 2022 until June 9, 2022.
11.	In 2022, Ms. Francis served as a Board member from January 1, 2022 until November 10, 2022.
12.	In 2022, Ms. Sterling served as a Board member from January 1, 2022 until November 10, 2022.
13.
In 2022, Mr. Werner served as a Board member from April 23, 2022 until November 10, 2022 and, during this time, Mr. Werner served as the Company's security director under the NSA. Due to CFIUS’ request, our security directors are compensated in cash, not in stock.

14.	In 2022, Ms. Zhang served as a Board member from January 1, 2022 until June 9, 2022.
Cash Compensation
The Non-Employee Director Compensation Policy provides for annual cash retainers for all non-employee directors in connection with their service on our Board and committees. Each non-employee director is paid an annual cash retainer for $50,000 per year for general service on our Board as well as the following additional annual cash retainers for their board committee service:
Committee	Chair	Member
Audit Committee	$25,000	$15,000
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$10,000	$5,000
Government Security Committee	$32,500	$22,500

In lieu of the Equity Award described below and in accordance with the NSA and the Non-Employee Director Compensation Policy, the directors who served as the Security Director under the NSA and the chair of the government security committee will receive a cash payment equal to $250,000, pro-rated to reflect the number of days that the Security Director will serve on our Board until our next annual stockholder meeting.
Annual cash retainers are paid quarterly in arrears. We reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or Committee meetings.
Equity Compensation
The Compensation Committee will approve a grant to each non-employee director an annual award of restricted stock units valued at $250,000 (the “Equity Award”). The Equity Award will be granted on or as soon as reasonably practicable after the date of the non-employee director’s appointment or election, and thereafter on or as soon as reasonably practicable after the date of each of our annual stockholder meetings provided that such director continues to serve on our Board after such meeting. Subject to the non-employee director’s continuous service, the Equity Award will vest in full over a one-year period and will vest on the earlier of the first day of the month that follows the one-year anniversary of such date of grant or on the date of the next regular annual meeting of the Company’s stockholders held following such date of grant; provided that the non-employee director remains in continuous service through such vesting date. In addition, an Equity Award granted between annual stockholder meetings to a newly-appointed director will be pro-rated to reflect the portion of the year that the director will serve on our Board. The Equity Award will vest in full if we are subject to a change in control prior to the termination of the non-employee directors’ continuous service.
Our non-employee directors, except our security director, are subject to minimum stock ownership guidelines set at five times the regular annual cash retainer. Ownership levels are expected to be achieved within five years of our guidelines being applicable. CFIUS has determined that our security director cannot be compensated in equity of the Company. For this reason, our security director is not subject to our minimum stock ownership guidelines.

Pay Versus Performance
The following table reports the compensation of our Principle Executive Officer (“PEO” or “CEO”) and the average compensation of the other non-PEO NEOs as reported in the Summary Compensation Table for the past two fiscal years, as well as Compensation Actually Paid (“CAP”) as calculated under new SEC Pay-Versus-Performance (“PVP”) disclosure requirements, and certain performance measures required by the rules.
									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Cheng Lu (in millions) ($)	Summary Compensation Table Total for Xiaodi Hou (in millions) ($)	Summary Compensation Table Total for Ersin Yumer (in millions) ($)	Compensation Actually Paid to Cheng Lu (in millions) ($)	Compensation Actually Paid to Xiaodi Hou (in millions) ($)	Compensation Actually Paid to Ersin Yumer (in millions) ($)	Average Summary Compensation Table Total for Non- PEO Named Executive Officers (in millions) ($)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (in millions) ($)	Total Share holder Return ($)	Peer Group Total Share holder Return ($)	Net Income (in millions) ($)	Stock Price (in millions) ($)(6)
2022	10.10	0.40	1.40	(56.30)	(9.20)	(3.80)	3.50	(5.50)	4.10	87.66	(472.00)	1.64
2021	66.80	—	—	54.20	—	—	11.90	4.80	89.63	122.08	(733.00)	35.85
1.
Cheng Lu served as the PEO in 2021 and in 2022 from January 1st to March 3rd and again from November 10th to present. Mr. Hou served as PEO in 2022 from March 4th to October 30th. Mr. Yumer served as PEO in 2022 from October 31st through November 9th.

2.	The non-PEO NEOs in the 2021 reporting year are Xiaodi Hou, Patrick Dillon, and James Mullen. The non-PEO NEOs in the 2022 reporting year are Eric Tapia, Patrick Dillon, and James Mullen.
3.	Fiscal year 2021 reflects cumulative total shareholder return from April 15, 2021, the date of our initial public offering, through December 31, 2021.
4.
CAP is calculated by taking the Summary Compensation Table total compensation: a) less the stock award and stock option grant values; b) plus the year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year. The dollar amounts presented as CAP do not reflect the actual amount of compensation earned by or paid to the Company’s PEO and non-PEO NEOs during the applicable fiscal year.The Company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. CAP is summarized in the following table:

	Cheng Lu (PEO)(i)(ii)
Fiscal Year	2021	2022
SCT Total Compensation	$66,768,737	$10,124,747
- Stock and Option Award Values Reported in SCT for the Covered Year	65,998,500	9,076,250
+ Fair Value of Outstanding Unvested Stock and Option Awards Granted in Covered Year	47,073,713	8,409,633
+ Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(2,678,694)	—
+ Fair Value of Stock and Option Awards Granted in Covered Year that Vested in Covered Year	7,578,560	—
+ Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	1,431,363	(13,479,920)
(+/-) Based Upon Incremental Fair Value of Awards Modified During Covered Year(iii)	—	—
- Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	(52,301,474)
Compensation Actually Paid	$54,175,180	$(56,323,263)
Xiaodi Hou (PEO)(i)(ii)
Fiscal Year	2022
SCT Total Compensation	$439,038
- Stock and Option Award Values Reported in SCT for the Covered Year	—
+ Fair Value of Outstanding Unvested Stock and Option Awards Granted in Covered Year	—
+ Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(6,626,252)
+ Fair Value of Stock and Option Awards Granted in Covered Year that Vested	—
+ Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	(2,991,417)
- Fair Value of Stock and Option Awards Forfeited during the Covered Year	—
Compensation Actually Paid	$(9,178,630)

Ersin Yumer (PEO)(i)(ii)
Fiscal Year	2022
SCT Total Compensation	$1,397,465
- Stock and Option Award Values Reported in SCT for the Covered Year	616,829
+ Fair Value of Outstanding Unvested Stock and Option Awards Granted in Covered Year	—
+ Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	—
+ Fair Value of Stock and Option Awards Granted in Covered Year that Vested	5,595
+ Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	(1,751,092)
- Fair Value of Stock and Option Awards Forfeited during the Covered Year	(2,815,695)
Compensation Actually Paid	$(3,780,556)
	Average Non-PEO NEOs(i)(ii)
Fiscal Year	2021	2022
SCT Total	$11,865,088	$3,491,309
- Stock and Option Award Values Reported in SCT for the Covered Year	11,084,247	2,755,267
+ Fair Value of Outstanding Unvested Stock and Option Awards Granted in Covered Year	5,099,926	66,536
+ Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(675,891)	(282,233)
+ Fair Value of Stock and Option Awards Granted in Covered Year that Vested	—	276,914
+ Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	(374,570)	(2,537,121)
- Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	(3,797,511)
Compensation Actually Paid	$4,830,306	$(5,537,372)
i.	The fair value of performance share units used to calculate CAP was determined using a Monte Carlo simulation valuation model, in accordance with FASB ASC Topic 718.
ii.	The fair value of option awards used to calculate CAP was determined using the Black-Scholes option pricing model, in accordance with FASB ASC Topic 718.
iii.
In December 2022, Cheng Lu’s outstanding options were canceled and exchanged for a new grant of restricted stock units, 50% of which vest solely on continued service with the Company and 50% which vest based on achieving certain stock price hurdles. Each of the options had an exercise price in excess of the fair market value of the Company’s Class A Common Stock as of the date of the cancellation and exchange. The exchanged award was valued in accordance with FASB ASC Topic 718, and there was no incremental fair value that resulted from this option for restricted stock unit exchange.

5.	The peer group index is comprised of the S&P 500 Information Technology Index, which is the industry line peer group reported in our 2022 Form 10-K and this Proxy Statement.
6.
We selected stock price as our company-selected measure because in fiscal year 2022, Cheng Lu was granted a market-based equity award that is earned based on achieving certain stock price hurdles, as further described in the Compensation Discussion and Analysis. Other than Cheng Lu’s market-based equity award, we do not use any financial performance measures (that is not otherwise required to be disclosed in the table) to link CAP to the NEOs to company performance. The stock price reported represents the closing price of a share of our Class A Common Stock as reported on NASDAQ on the last trading day of the applicable fiscal year.

Most Important Metrics Used for Linking Pay and Performance
The Company's compensation decisions are made each year by taking into account a number of factors. Target pay levels are primarily set based on individual performance, scope of responsibility, and an annual assessment of pay competitiveness within the market. As discussed above, Cheng Lu was granted a market-based equity award in fiscal year 2022 that is earned based on achieving certain stock price hurdles. Other than Cheng Lu's award, no additional financial performance measures were used by the Company to link CAP to our NEOs in fiscal year 2022 to our performance. Accordingly, the Company has not listed any financial performance measures used by the Company to link CAP to the Company’s non-PEO NEOs, and the Company’s list of most important financial performance measures used by the Company to link CAP to the Company’s CEO, Cheng Lu, for the most recently completed fiscal year is as follows:
Most Important Performance Measures
Stock Price

Relationship between CAP and TSR
The graph below reflects the relationship between the current and former PEOs and average non-PEO NEO CAP, the Company’s cumulative indexed TSR and S&P Information Technology Index:

Compensation Actually Paid (CAP) vs. TSR
Lu
$54.2
$100.00
$121.34
$86.26
Other
NEO
Avg.
$4.8
$89.63
$4.10
2021
Hou
($9.2)
2022
Yumer
($3.8)
Other
NEO
Avg.
($5.5)
Lu
($56.3)
TuSimple TSR
Peer Group TSR (S&P Info Tech)

Relationship between CAP and Stock Price
The graph below reflects the relationship between the current and former PEOs and average non-PEO NEO CAP and the Company’s closing stock price of our Class A Common Stock on the last trading day for the applicable reporting year.

Compensation Actually Paid vs. Stock Price
Lu
$54.2
Stock
Price
$35.85
Other
NEO
Avg.
$4.8
Stock
Price
$1.64
2021
Lu
($56.3)
Hou
($9.2)
2022
Yumer
($3.8)
Other
NEO
Avg.
($5.5)
Stock Price

Relationship between CAP and Net Income (GAAP)
The graph below reflects the relationship between the current and former PEOs and average non-PEO NEO CAP and the Company’s GAAP Net Income for the applicable reporting year.

Compensation Actually Paid vs. Net Income
Lu
$54.2
Net Income
($733)
Other
NEO
Avg.
$4.8
Net Income
($472)
2021
2022
Lu
($56.3)
Hou
($9.2)
Yumer
($3.8)
Other
NEO
Avg.
($5.5)
Net Income

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2022 with respect to our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3) (#)
Equity compensation plans approved by stockholders(1)	20,602,012	15.16	18,041,005
Equity compensation plans not approved by stockholders	—	—	—
Total	20,602,012	15.16	18,041,005
1.
All of our equity compensation plans have been approved by stockholders. This information is with respect to the 2017 Share Plan, the 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan. The 2021 Equity Incentive Plan is the successor to and continuation of the 2017 Share Plan. As of the effective date of our initial public offering, no additional awards were to be granted under the 2017 Share Plan, but all stock awards granted under the 2017 Share Plan remain subject to their existing terms.

2.	The weighted average exercise price does not take into account outstanding RSUs or share value awards, neither of which have exercise prices.
3.
Included in this amount are: 16,277,422 shares available for future issuance under our 2021 Equity Incentive Plan and 1,763,583 shares available for future issuance under our 2021 Employee Stock Purchase Plan. No shares are available for issuance under our 2017 Share Plan.

Securities Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of October 20, 2023, for:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares of Class A Common Stock underlying restricted stock units that may be settled within 60 days of October 20, 2023.
The percentage ownership columns in the table is based on 205,890,683 shares of our Class A Common Stock outstanding and 24,000,000 shares of our Class B Common Stock outstanding as of October 20, 2023. The holders of our Class A Common Stock have the right to one vote for each share of Class A Common Stock, and the holders of our Class B Common Stock have the right to ten votes for each share of Class B Common Stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Class A Common Stock or Class B Common Stock that they beneficially own, subject to applicable community property laws.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is 9191 Towne Centre Drive, Suite 150, San Diego, CA 92122.
Name of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Named Executive Officers and Directors:
Cheng Lu, CEO(1)	3,475,828	1.7%	—	—	*
Eric Tapia, CFO(2)	114,265	*	—	—	*
Xiaodi Hou, former CEO(3)	13,442,314	6.5%	12,000,000	50%	30.0%
Ersin Yumer, former CEO(4)	39,248	*	—	—	*
Patrick Dillon, former CFO(5)	195,219	*	—	—	*
James Mullen, former CALO(6)	295,947	*	—	—	*
Mo Chen, Executive Chairman(7)	19,734,628	9.6%	24,000,000	100%	58.3%
Wendy Hayes(8)	156,250	—	—	—	—
James Lu(9)	156,250	—	—	—	—
Michael Mosier	—	—	—	—	—
Tyler McGaughey		—	—	—	—
Zhen Tao(10)	156,250	—	—	—	—
All Executive Officers and Directors as a Group (8 persons)(11)	24,323,885	11.8%	24,000,000	100%	59.3%
5% Stockholders:
Sun Dream Inc.(12)	24,676,708	12.0%	—	—	5.5%
TRATON SE(13)	15,782,220	7.7%	—	—	3.6%
The Vanguard Group(14)	12,816,129	6.3%	—	—	2.9%
BlackRock, Inc.(15)	11,646,102	5.7%	—	—	2.6%
*	Less than 1 percent.
1.
Consists of: (i) 1,719,578 shares of Class A Common Stock held by Cheng Lu, (ii) 900,000 shares of Class A Common Stock held by Hickory Wood Grove LLC, a limited liability company incorporated in Delaware and beneficially owned by the Lu Family Descendants Trust, and (iii) 856,250 RSUs which will vest within 60 days of October 20, 2023.

2.
Consists of: (i) 46,116 shares of Class A Common Stock held by Mr. Tapia, (ii) 46,274 vested RSUs held by Mr. Tapia, and (iii) 21,875 RSUs by held Mr. Tapia which will vest within 60 days of October 20, 2023.

3.
Consists of: (i) 75,000 shares of Class A Common Stock held by Mr. Hou, (ii) 13,367,314 shares of Class A Common Stock held by White Marble LLC, a limited liability company organized in Delaware and beneficially owned by Mr. Hou, (iii) 12,000,000 shares of Class B Common Stock held by White Marble International Limited, a company incorporated in Samoa and beneficially owned by Mr. Hou. The registered address of White Marble International Limited is Sertus Chambers, P.O. Box 603, Apia, Samoa. The Class A Common Stock beneficially owned does not include the shares issuable upon conversion of the Class B Common Stock.

4.	Consists of 39,248 shares of Class A Common Stock held by Mr. Yumer. Mr. Yumer left the Company in November 2022.
5.
Consists of: (i) 17,049 shares of Class A Common Stock reported in Form 4 dated June 17, 2022, which was filed on behalf of Mr. Dillon, (ii) distribution of 1,621 vested RSUs in September 2022 and 18,424 vested RSUs in October 2022 for which the vesting was accelerated according to the separation agreement between the Company and Mr. Dillon, and (iii) 158,125 shares of options vested but unexercised as of October 20, 2023, the exercise period of which options was extended to October 17, 2024, according to the separation agreement between the Company and Mr. Dillon. Mr. Dillon left the Company in July 2022, after which the Company no longer has access to track his stock activities.

6.
Consists of: (i) 43,432 shares of Class A Common Stock reported in Form 4 dated September 19, 2022, which was filed on behalf of Mr. Mullen, (ii) distribution of 65,015 vested RSUs for which the vesting was accelerated according to the separation agreement between the Company and Mr. Mullen, and (iii) 187,500 shares of options vested but unexercised as of October 20, 2023, the exercise period of which options was extended to September 30, 2024 according to the separation agreement between the Company and Mr. Dillon. Mr. Mullen left the Company in September 2022, after which the Company no longer has access to track his stock activities.

7.
Consists of: (i) 12,000,000 shares of Class B Common Stock held by Gray Jade Holding Limited, a company incorporated in British Virgin Islands and wholly owned by Mo Chen LLC, a limited liability company organized in Delaware, which is wholly owned by The Chen Family Trust having Mr. Chen as its trustee, (ii) 75,000 shares of Class A Common Stock held by THC International Limited, a company incorporated in British Virgin Islands and beneficially owned by Mr. Chen, (iii) 6,292,314 shares of Class A Common Stock held by Brown Jade Holding Limited, a company incorporated in British Virgin Islands and beneficially owned by Mr. Chen, (iv) 13,367,314 shares of Class A Common Stock held by White Marble LLC, and (v) 12,000,000 shares of Class B Common Stock held by White Marble International Limited. The registered address of Gray Jade Holdings Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands. The registered address of THC International Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of Brown Jade Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. As described above in the section captioned “Voting Agreement,” by virtue of the Proxy and the Voting Agreement,

Mr. Chen has shared voting power over 13,367,314 shares of Class A Common Stock held by White Marble LLC and 12,000,000 shares of Class B Common Stock held by White Marble International Limited. The Class A Common Stock beneficially owned does not include the shares issuable upon conversion of the shares of the Class B Common Stock.
8.	156.250 RSUs by held Mrs. Hayes which will vest within 60 days of October 20, 2023.
9.	156.250 RSUs by held Mr. James Lu which will vest within 60 days of October 20, 2023.
10.	156.250 RSUs by held Mrs. Tao which will vest within 60 days of October 20, 2023.
11.	Consists of: (i) 36,027,425 shares of Class A Common Stock, (ii) 1,346,875 RSUs that vest within 60 days of October 20, 2023, and (ii) 24,000,000 shares of Class B Common Stock.
12.
Based solely on the Schedule 13G filed by the stockholder with the SEC on February 14, 2022, consists of 24,676,708 shares of Class A Common Stock held by Sun Dream Inc. Sun Dream Inc. has sole voting and dispositive power with respect to 24,676,708 shares. Sun Dream Inc. is ultimately controlled by Mr. Charles Chao. The registered address of Sun Dream Inc is P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

13.
Based solely on the Schedule 13G filed by the stockholder with the SEC on July 1, 2021, consists of 15,782,220 shares of Class A Common Stock. TRATON SE has shared voting and dispositive power with respect to 15,782,220 shares. Immediately following the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated November 7, 2020, by and among Navistar International Corporation, TRATON SE, and Dusk Inc., a Delaware corporation and wholly owned subsidiary of TRATON SE, on July 1, 2021, each of (i) TRATON SE, (ii) Volkswagen Aktiengesellschaft, (iii) TRATON International S.A., (iv) Navistar International Corporation, (v) Navistar, Inc., (vi) International of Mexico Holding Corporation (IMHC), and (vii) International Truck and Engine Corporation Cayman Islands Holding Company may have been deemed to share beneficial ownership in some or all of such securities.

14.
Based solely on the Schedule 13G filed by the stockholder with the SEC on February 9, 2023, The Vanguard Group has shared voting power with respect to 76,904 shares, sole dispositive power with respect to 12,648,885 shares and shared dispositive power with respect to 167,244 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

15.
Based solely on the Schedule 13G filed by the stockholder with the SEC on February 3, 2023, BlackRock, Inc. has sole voting power with respect to 11,393,298 shares and sole dispositive power with respect to 11,646,102 shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a written related party transaction policy. This policy provides that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available.
Certain Related Party Transactions
In addition to the compensation arrangements with directors and named executive officers described elsewhere in this report, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers, holders of more than 5% of our share capital, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Amended and Restated Stockholders' Agreement
We entered into a stockholders agreement with our stockholders. These stockholders are entitled to rights with respect to the registration of their shares following our initial public offering under the Securities Act.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and provides that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation also provides our Board with discretion to indemnify our officers and employees when determined appropriate by our Board.
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Other Transactions
In connection with our initial public offering, we entered into exchange agreements with our co-founders Mo Chen and Xiaodi Hou, pursuant to which 24,000,000 shares of our Class A Common Stock held by such co-founders, or entities controlled by our founders, were automatically exchanged for an equivalent number of shares of Class B Common Stock immediately prior to the completion of our initial public offering.
Joint Development Agreement
In July 2020, the Company entered into a Joint Development Agreement (“JDA”) with Navistar, Inc. (“Navistar”), which is now a subsidiary of TRATON SE, under which the parties agreed to work collaboratively to develop a purpose-built L4 autonomous semi-truck. Under the JDA, the parties granted each other rights to their background intellectual property to permit them to conduct research and development activities. Pursuant to the JDA, we agreed to reimburse Navistar up to $10.0 million for research and development expenses incurred. On December 5, 2022, the Company and Navistar jointly announced an end to the co-development and the JDA.
Internal Investigation / Related Party Transaction
As previously disclosed, based on information obtained in connection with an ongoing internal investigation by our Audit Committee, during 2021, Company employees spent paid hours working on matters for Hydron Inc. (“Hydron”) and such paid hours had an estimated value of less than $300,000. We also believe that, during 2022, in connection with our evaluation of Hydron as a potential OEM partner, we shared confidential information with Hydron and its partners before entering into relevant non-disclosure and other cooperation agreements. After the information was disclosed, we entered into a non-disclosure agreement with Hydron that covered the information. Mr. Chen, one of our co-founders and current Executive Chairperson, is a founder, director, and chief executive officer of Hydron and he has an equity interest in us of greater than 10%. This related party transaction and the evaluation of Hydron as a potential OEM partner was not presented to, or approved by, the Audit Committee as required by Company policies.
Our internal review regarding the information shared is ongoing and, based upon the facts from the review to date, we believe that the information shared was not source code, was not the confidential information of our partners or suppliers and was consistent with information we normally share with our vendors. We are not currently partnering with, or party to any agreement with Hydron.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as TuSimple may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

TUSIMPLE HOLDINGS INC.

Annual Meeting of Stockholders December 13, 2023 8:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Cheng Lu and Eric Tapia, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TuSimple Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Pacific Time, on December 13, 2023, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

TUSIMPLE HOLDINGS INC.
9191 TOWNE CENTRE DRIVE
SAN DIEGO, CA 92122

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/TSP2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24616-P99409

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**TUSIMPLE HOLDINGS INC.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ▢ | ▢ | ▢ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) MO CHEN
02) CHENG LU
03) WENDY HAYES
04) JAMES LU
05) MICHAEL MOSIER
06) J. TYLER MCGAUGHEY
07) ZHEN TAO

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the Appointment of Independent Registered Public Accounting Firm. | ▢ | ▢ | ▢ |

**OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "ONE YEAR" FOR THE FOLLOWING PROPOSAL:**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 3. Approval, on a non-binding advisory basis, of the frequency of the non-binding advisory vote on executive compensation. | ▢ | ▢ | ▢ | ▢ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date